Exhibit 10.10

Executed Version

SHAREHOLDERS AGREEMENT

OF

CHENGXIN TECHNOLOGY INC.

Dated as of March 29, 2021

i

ii

SCHEDULE 1 INVESTORS

SCHEDULE 2 THE GROUP COMPANIES

SCHEDULE 3 CAPITALIZATION OF THE COMPANY

SCHEDULE 4 NOTICES

SCHEDULE 5 COMPANY COMPETITORS

SCHEDULE 6 DIDI COMPETITORS

EXHIBIT 1 FORM OF DEED OF ADHERENCE

iii

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of March 29, 2021 by and among (i) Chengxin Technology Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), (ii) Holly Universal Limited, a business company incorporated under the laws of the British Virgin Islands (“Didi”), (iii) each of the entities set out in Schedule 2, (iv) Double Winner Enterprises Corporation (商 盈企業有限公司), a business company incorporated under the laws of the British Virgin Islands (the “Management”), (v) each of the investor entities set out in Schedule 1 (the “Investors”) and (vi) as a party solely in respect of its obligations under Section 5.7 hereof, Xiaoju Kuaizhi Inc., an exempted company incorporated under the laws of the Cayman Islands (“Xiaoju”).

WITNESSETH:

WHEREAS, on March 1, 2021, the Company, Didi, the Investors and certain other parties thereto entered into a share purchase agreement (the “Share Purchase Agreement”) for the subscription and sale of certain Series A-1 Preferred Shares (as defined below) of the Company by the Investors.

WHEREAS, on March 1, 2021, the Investors entered into a loan agreement with the Management pursuant to which such Investors agreed to make available a facility for an aggregate principal amount of up to US$160,000,000 (the “Management Loans”) to the Management for the purposes of subscribing for the Series A-2 Preferred Shares of the Company. Concurrently, the Management entered into the Management Share Purchase Agreement (as hereafter defined) with the Company pursuant to which it subscribed for an aggregate of 20,000,000 Series A-2 Preferred Shares (the “Management Shares”). The Management Loans shall be secured by a first ranking priority interest granted on the Management Shares.

WHEREAS, on or about the date of the Share Purchase Agreement, the Company and Didi entered into a note purchase agreement for the issuance and sale of a convertible note for an aggregate principal amount of US$3,000,000,000 to Didi, convertible into Series A-2 Preferred Shares in the capital of the Company.

WHEREAS, as a condition to the transactions to be effected under the Share Purchase Agreement, Didi shall be required to subscribe for Ordinary Shares (as hereafter defined) of the Company for an aggregate subscription amount of US$400,000,000 (the “Capital Increase”).

WHEREAS, on the closing of the transactions contemplated to be effected pursuant to the Transaction Documents, the Management Loan Documents and the Management Share Purchase Agreement (as each term is hereafter defined) and the Capital Increase, the fully-diluted, as-converted capitalization of the Company shall be as set out in Part 1 of Schedule 3, and assuming the conversion in full of all principal amounts of the Series A-2 Note (as hereafter defined), the fully-diluted, as-converted capitalization of the Company shall be as set out in Part 2 of Schedule 3, in each case, as may be amended or revised pursuant to the Final Allocation Statement.

WHEREAS, Xiaoju has consented to be included as a party to this Agreement only in respect of its rights and obligations set out in the Section 5.7 hereof.

WHEREAS, the parties desire to enter into this Agreement to set forth certain rights and obligations of the parties hereto with respect to the management of the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereto hereby agree to enter into this Agreement on the following terms:

ARTICLE I.

DEFINITIONS AND INTERPRETATION.

Section 1.1            Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

“Accounting Standards” means either generally accepted accounting principles in the United States or the PRC, or the International Financial Reporting Standards, as applicable, applied on a consistent basis.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of (a) an Investor, the term “Affiliate” also includes (i) any of such Investor’s general partners, (ii) the fund manager managing or advising such Investor (and general partners and officers thereof), (iii) trusts Controlled by or for the benefit of any such Person referred to in (i) or (ii), and (iv) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by such Investor, (b) in the case of Didi or Xiaoju, the term “Affiliate” excludes the Company and other Group Companies and vice versa, and (c) in the case of the Management, the term “Affiliate” excludes Didi, Xiaoju, the Company and their respective Affiliates, and vice versa.

“Alternative Loan Investment” means, with respect to an Investor, the amounts invested by such Investor in the Management or its Affiliates for the purposes of subscribing for the Management Shares, being an amount equivalent to the principal amount of the loan commitments that such Investor would have been required to make as a Lender under the Management Loan Documents corresponding to its allocation of the Subscription Shares under the Share Purchase Agreement.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities Laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” means the businesses of community group-buying and community e-commerce, including activities ancillary thereto.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC.

“Change of Control” with respect to any Person (other than an investment fund) (the “Applicable Person”) means, and shall be deemed to have occurred with respect to such Applicable Person, if and when (i) any Person or group of Persons acting in concert becomes the beneficial owner, directly or indirectly, of securities or other ownership interests of such Applicable Person representing more than 50 per cent. of the combined voting power of all securities and other ownership interests of such Applicable Person or (ii) the effective date of a merger or consolidation of such Applicable Person with one or more other Persons as a result of which the holders of the outstanding voting securities or other ownership interests of such Applicable Person immediately prior to the merger or consolidation hold less than 50 per cent. of the combined voting power of all securities and other ownership interests of the surviving or resulting Person of such merger or consolidation and, in the case of an investment fund, means, and shall be deemed to have occurred with respect to such investment fund, if and when such investment fund’s financial sponsor, fund manager or general partner undergoes a Change of Control or is otherwise no longer the financial sponsor, fund manager or general partner of such investment fund; provided that the following shall not constitute a “Change of Control”: (a) if the Equity Securities of a Shareholder or a Parent Entity of such Shareholder are listed on any stock exchange, any Change of Control of such listed company or (b) a Change of Control of a Shareholder or a Parent Entity of such Shareholder that results from the listing of Equity Securities of such Shareholder or a Parent Entity of such Shareholder.

“Closing” has the meaning ascribed to such term in the Share Purchase Agreement.

“Commercial Framework Agreement” means a commercial framework agreement to be entered into between the Company and Xiaoju governing certain ongoing cross-business arrangements, related pricing principles and other ongoing services and support for the Business to be provided by Xiaoju or its Affiliates in the form set out in the Share Purchase Agreement.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Company Competitor” means any Person set forth in Schedule 5 hereto and any other entity that directly or indirectly operates in the PRC under the trade name(s) set forth opposite such Person’s name therein, each of their respective Affiliates and successors engaging directly or indirectly through Subsidiaries of such Affiliate in the community group-buying or community e-commerce business, and shall be deemed to be amended to include or omit any entities and their respective Affiliates and successors which may from time to time be removed or designated as Company Competitors by the Board as a Board Preferred Majority Matter, provided that there may not be more than 20 designated Company Competitors at any time (excluding for the purposes of such determination their respective Affiliates).

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50 per cent. of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors of such Person, provided that entitlement to any veto rights over any matters of a Person shall not solely on its own be deemed as Control over such Person; and the terms “Controlled” and “Controlling” have the meaning correlative to the foregoing.

“Conversion Price” means the conversion price per Series A-2 Preferred Share as determined from time to time under the Series A-2 Note, at which principal amounts outstanding under the Series A-2 Note are converted into Series A-2 Preferred Shares in accordance with the terms thereof, being initially the Series A-2 Original Issue Price applicable to the Management Shares under paragraph (a) of the definition of “Series A-2 Original Issue Price.”

“Deemed Liquidation Event” has the meaning ascribed to such term in the Memorandum and Articles.

“Default Call Options” means the rights of the Company and Didi, as applicable, to purchase the Shares of Defaulting Shareholders as set out in Section 5.9.

“Didi Competitor” means any Person set forth in Schedule 6 hereto and any other entity that directly or indirectly operates in the PRC (except with respect to “Uber” globally) under the trade name(s) set forth opposite such Person’s name therein, and each of their respective Affiliates and successors and shall be deemed to amend or include any entities and their respective Affiliates and successors which may from time to time be proposed by Didi or Xiaoju to be removed or designated as Didi Competitors, which inclusion or removal shall be approved by the Board as a Board Preferred Majority Matter.

“Director” means a director serving on the Board.

“Director Indemnification Agreement” means any director indemnification agreement to be entered into by and between the Company and each Director to be nominated by the Lead Investors to the Board at or prior to the Closing.

“Enforcement Event” means an Event of Default (as such term is defined in the Management Loan Documents) entitling an Investor to accelerate principal amounts of the Management Loan owed to it and exercise its security rights under its Management Share Pledge to cause the Transfer of the applicable number of Management Shares to it.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, pre-emptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Shareholder Loans” means the amount of up to US$400,000,000 incurred by Didi, Xiaoju and their respective Affiliates in the establishment and development of the Business for the period ending on and as of December 31, 2020, comprising shareholder advances, shareholder loans, operational liabilities (including payables, operational costs and expenses), reimbursable expenses and certain group centralized or administrative cost allocations and recharges attributable to the Group Companies based on the accounting policies of Xiaoju and its Affiliates, consistently applied for the period, in each case, in the Financial Statements (as defined in the Share Purchase Agreement) of the Company.

“Final Allocation Statement” has the meaning ascribed to such term in the Share Purchase Agreement.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, any relevant stock exchange, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, ordinance, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group” means the Company, each of the entities set out in Schedule 2 and their respective Subsidiaries, branch offices and representative offices from time to time, and a “Group Company” means any of them.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Initiating Holders” means, with respect to a request duly made under Section 7.1 or Section 7.2 to Register any Registrable Securities, the Holders initiating such request.

“Investor Exit Event” means any sale or Transfer of Equity Securities by an Investor which would result in such Investor no longer holding any Equity Securities in the Company, except as referred to and excluded under Section 5.9(c).

“IPO” means a firm underwritten registered public offering by the Listing Vehicle of its Equity Securities (or depositary receipts or depositary shares therefor) pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act, or another Governmental Authority or stock exchange for a public offering in a jurisdiction other than the United States.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Lender” has the meaning ascribed to such term in the Management Loan Documents.

“Listing Vehicle” means (a) the Company or (b) another entity (i) that directly or indirectly holds all or substantially all of the assets and business of the Group and (ii) the shares of which are or are intended to be listed on a stock exchange and are, or immediately prior to the completion of such listing be, held directly by the Shareholders (together with their respective Affiliates) in the same proportions as held directly by the Shareholders (together with their respective Affiliates), in the Company as of immediately before the completion of such listing.

“Management Loan Agreement” means the loan agreement dated March 1, 2021 entered into between the Management and the Investors for the purposes of financing the purchase of the Management Shares under the Management Share Purchase Agreement.

“Management Loan Documents” means the Management Loan Agreement and the Management Share Pledges.

“Management Share Pledges” means the deeds of share mortgage to be entered into by the Management in favour of the Investors as security for the Management Loans.

“Management Share Purchase Agreement” has the meaning ascribed to such term in the Share Purchase Agreement.

“Memorandum and Articles” means the memorandum of association and the articles of association of the Company, as amended from time to time.

“New Securities” means any Equity Securities of the Company other than (i) Equity Securities (or options or warrants therefor) issued to employees, officers or directors of the Company pursuant to the ESOP or other share incentive plans of the Company duly proposed and approved in accordance with the terms and conditions of this Agreement and the Memorandum and Articles; (ii) any Equity Securities issued in connection with any share split, share dividend or other similar event duly approved in accordance with the terms and conditions of this Agreement and the Memorandum and Articles; (iii) any Equity Securities issued upon the exercise, conversion or exchange of any outstanding Equity Security pursuant to the terms thereof; (iv) any Equity Securities issued to any Strategic Investors approved by the Board, (v) any Equity Securities issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such corporation or entity, or 50 per cent. or more of the equity ownership or voting power of such other corporation or entity, in any case as duly approved by the Board in accordance with this Agreement and the Memorandum and Articles, (vi) any Equity Securities issued pursuant to a bona fide IPO duly approved in accordance with the terms and conditions of this Agreement and the Memorandum and Articles, (vii) any Series A-2 Preferred Shares issued or issuable to the Series A-2 Noteholder upon the conversion of the Series A-2 Note and (viii) any Alternative Equity Instruments or Equity Securities issued by the Company to Didi pursuant to any Alternative Transfer Transaction.

“Ordinary Shares” means the ordinary shares of par value US$0.00001 each in the authorized capital of the Company, with the rights, privileges and restrictions as set forth in this Agreement and the Memorandum and Articles.

“Parent Entity” means, with respect to any Shareholder, any Person who directly or indirectly beneficially owns any Equity Securities of such Shareholder if the Shares held by such Shareholder constitute material assets of such Person.

“Permitted Transferee” means, with respect to a Shareholder, any other Person which is (i) an Affiliate of such Shareholder (and, for so long as such Affiliate holds any Shares of the Company, it must remain an Affiliate of such Shareholder), to the extent that written documents evidencing that the transferee is indeed an Affiliate of such Shareholder are provided to the Company’s reasonable satisfaction, (ii) if such Shareholder is a natural person, a Relative of such Shareholder or any entity or organization (including trusts, partnerships and limited liability companies) established for estate planning purposes and Controlled by such Shareholder or a Relative of such Shareholder or (iii) if such Shareholder is the Management, any Person who is an eligible participant under the rules governing the employee incentive schemes adopted by Xiaoju or the Company from time to time.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China which, solely for the purposes of this Agreement and the other Transaction Documents, excludes Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Pre-Closing Shareholder Advances” has the meaning ascribed to such term in the Share Purchase Agreement.

“Preferred Shares” means Series A-1 Preferred Shares, Series A-2 Preferred Shares and any other series of preferred shares duly issued or to be issued by the Company from time to time.

“Preferred Majority Holders” means the holders of more than 50 per cent. of the outstanding Preferred Shares, on an as-converted basis and voting as a single class, including for such purposes any Preferred Shares acquired by Didi and its Affiliates from any Investor (including for such purposes any Management Shares upon the occurrence of an Enforcement Event) but excluding (a) Preferred Shares held by Didi and its Affiliates pursuant to any conversion of outstanding principal amounts of the Series A-2 Note and (b) all Shares held by the Management and their respective Affiliates from time to time (including the Management Shares).

“Purchase Price” has the meaning ascribed to such term in the Share Purchase Agreement.

“Qualified IPO” means the closing of an IPO which (i) results in the Equity Securities of the Listing Vehicle being listed on the Nasdaq Global Market System, the New York Stock Exchange, the Hong Kong Stock Exchange or any other internationally recognized stock exchange or quotation system approved by at least one Investor Director and (ii) which is effected at an offering price per share of at least two times the Series A-1 Deemed Issue Price.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable, upon conversion of the Preferred Shares, (ii) any Ordinary Shares issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the Shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by Didi or the Investors; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 15.2. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration or similar securities offering process effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement in accordance with applicable Law; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S1, or S-3 under the Securities Act, or any comparable document in connection with a public securities offering in a jurisdiction other than the United States.

“Related Party” means any Affiliate, officer, director, supervisory board member, or holder of Equity Securities of any Group Company, or any Affiliate of any of the foregoing.

“Relative” of a natural person means any parent, spouse, sibling or children of such person.

“Restructuring Plan” has the meaning ascribed to such term in the Share Purchase Agreement.

“Securities Act” means the United States Securities Act of 1933 and the rules or regulations promulgated thereunder, as amended and interpreted from time to time.

“Series A-1 Original Investment Amount” means, with respect to an Investor, (i) the sum of the Purchase Price paid by such Investor pursuant to the Share Purchase Agreement and (ii) the principal amount of the Management Loans made by such Investor to the Management pursuant to the Management Loan Documents or the amount of its Alternative Loan Investment, as applicable.

“Series A-1 Deemed Issue Price” means, with respect to each Investor, the adjusted issue price per Series A-1 Preferred Share of US$11.5842 per Series A-1 Preferred Share, determined by dividing the Series A-1 Original Investment Amount by the number of Subscription Shares purchased by such Investor pursuant to the Share Purchase Agreement.

“Series A-1 Preferred Shares” means the Series A-1 preference shares of par value US$0.00001 each in the capital of the Company, with the rights and privileges as set forth in this Agreement and the Memorandum and Articles.

“Series A-2 Note” means the US$3,000,000,000 zero coupon convertible note due 2028 issued by the Company to the Series A-2 Noteholder pursuant to the Series A-2 Note Purchase Agreement.

“Series A-2 Note Documents” means the Series A-2 Note Purchase Agreement and the Series A-2 Note.

“Series A-2 Noteholder” means the holder of the Series A-2 Note as designated by Didi pursuant to the Series A-2 Note Purchase Agreement, being either Didi or its Affiliates.

“Series A-2 Note Purchase Agreement” means the convertible note purchase agreement dated March 1, 2021 entered into by and among the Company, other Group Companies named therein and Didi for the issuance of the Series A-2 Note.

“Series A-2 Original Issue Price” means (a) with respect to the Management Shares, US$10.00 per Series A-2 Preferred Share paid by the Management pursuant to the Management Share Purchase Agreement and (b) with respect to the Series A-2 Preferred Shares issued to the Series A-2 Noteholder pursuant to any conversion of principal amounts of the Series A-2 Notes, the applicable Conversion Price at which such Series A-2 Preferred Share was issued.

“Series A-2 Preferred Shares” means the Series A-2 preference shares of par value US$0.00001 each in the capital of the Company, with the rights and privileges as set forth in this Agreement and the Memorandum and Articles.

“Share Sale” means a transaction or series of related transactions (including any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other corporate reorganization) in which a Person, or a group of related Persons, acquires any Equity Securities of any Group Company such that, immediately after such transaction or series of related transactions, such Person or group of related Persons holds Equity Securities of such Group Company representing at least 50 per cent. of the outstanding voting power of such Group Company.

“Shareholders” means the members of the Company set forth in the Company’s register of members from time to time.

“Shares” means the Preferred Shares and the Ordinary Shares.

“Strategic Investors” means investors which are engaged (whether directly or through their respective Affiliates) in business activities which are directly related or which have synergistic benefits or strategic value in the context of the Business (including corporate entities which are engaged in electronic commerce, warehousing, transportation and logistics or have substantial resources in the form of user traffic, supply chain or physical outlets), which are not principally engaged in financial investment activities, and which have entered into binding strategic business or joint venture cooperation agreements with the Company or any Group Company in connection with the Business.

“Subscription Shares” has the meaning ascribed to such term in the Share Purchase Agreement.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Transaction Documents” means, with respect to each Investor, this Agreement, the Share Purchase Agreement, the Memorandum and Articles, the Management Loan Documents and the Director Indemnification Agreements to which it is a party and each of the other agreements and documents agreed between parties to be designated as such.

“Transfer” means, with respect to any Equity Securities, to sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose, directly or indirectly, through one or a series of transactions, all or any portion of such Equity Securities or economic interests therein (including without limitation by means of any participation or swap transaction) to any Person, which shall be deemed to include a Change of Control of any Shareholder and any Transfer, issuance or disposition of Equity Securities of (i) any Shareholder or (ii) any Parent Entity of such Shareholder; provided that the following shall not constitute a Transfer: (A) if the Equity Securities of a Shareholder or a Parent Entity of such Shareholder are listed on any stock exchange, any issuance or disposition of Equity Securities of such listed company and (B) the listing on any stock exchange of Equity Securities of a Shareholder or a Parent Entity of such Shareholder.

“US” or “United States” means the United States of America.

Section 1.2          Terms Defined Elsewhere in this Agreement. The following terms have the meanings set forth in the Sections set forth below:

Term	Section
“Acceptance Period”	Section 5.8(d)(ii)
“Additional Number”	Section 4.3(b)
“Agreement”	Preamble
“Allocation Right Holder”	Section 4.3(b)
“Alternative Equity Instruments”	Section 5.11(a)
“Alternative Purchase Consideration”	Section 5.11(a)
“Alternative Repurchase Notice”	Section 5.11(b)
“Alternative Repurchase Rights”	Section 5.11(b)
“Alternative Transfer Transaction”	Section 5.11(a)
“Board Majority Matters”	Section 3.2
“Board Preferred Majority Matters”	Section 3.2
“Called Holders”	Section 5.8(d)
“Call Option”	Section 5.8(a)
“Call Option Exercise Notice”	Section 5.8(d)
“Call Option Period”	Section 5.8(b)
“Call Option Price”	Section 5.8(b)
“Call Option Shares”	Section 5.8(a)
“Capital Increase”	Recitals
“Company”	Preamble
“Company Option Exercise Notice”	Section 5.9(a)
“Company Option Exercise Period”	Section 5.9(a)
“Confidential Information”	Section 15.15
“Co-Sale Transfers”	Section 5.5(a)
“Deed of Adherence”	Section 4.4
“Default Call Event”	Section 5.9
“Default Call Option Price”	Section 5.9(a)
“Default Call Shares”	Section 5.9
“Defaulting Shareholder”	Section 5.9
“Demand”	Section 7.1
“Didi”	Preamble
“Didi Option Exercise Notice”	Section 5.9(b)
“Didi Option Exercise Period”	Section 5.9(b)
“Disclosing Party”	Section 15.15(c)
“ESOP”	Section 6.3
“Exchange Event”	Section 5.7(a)
“Exchange Notice”	Section 5.7(a)
“Exchange Ratio”	Section 5.7(b)
“Exchange Rights”	Section 5.7(a)
“Exchange Shares”	Section 5.7(a)
“Exempt Transfer”	Section 5.2
“Exempt Registrations”	Section 8.4
“Exercise Notice”	Section 5.5(b)
“Exercising Co-Sale Right Holders”	Section 5.4(c)

Term	Section
“Exiting Investor”	Section 5.5(b)
“First Participation Exercise Notice”	Section 4.3(a)
“First Participation Notice”	Section 4.3(a)
“First Participation Period”	Section 4.3(a)
“Founder Sale”	Section 5.6(b)
“Founder Sale Shares”	Section 5.6(b)
“Founding Seller”	Section 5.6(b)
“HKIAC”	Section 15.13
“HKIAC Rules”	Section 15.13
“Investors”	Preamble
“Investor Co-Sale Entitlements”	Section 5.6(c)(i)
“Investor Co-Sale Notice”	Section 5.6(b)
“Investor Co-Sale Fraction”	Section 5.6(c)(i)
“Investor Co-Sale Rights”	Section 5.6(b)
“Investor Co-Sale Right Holders”	Section 5.6(b)
“Investor Director”	Section 3.1(a)
“Lead Investors”	Section 3.1(a)
“Lock-up Period”	Section 5.1(a)
“Non-Disclosing Parties”	Section 15.15(c)
“Management”	Preamble
“Management Co-Sale Exercise Notice”	Section 5.5(b)
“Management Co-Sale Notice”	Section 5.5(b)
“Management Co-Sale Rights”	Section 5.5(b)
“Management Loans”	Recitals
“Management Priority Co-Sale Allocation”	Section 5.5(c)
“Management Priority Right”	Section 5.6(c)(ii)
“Management Priority Sale Shares”	Section 5.6(c)(ii)
“Management Pro Rata Allocation”	Section 5.5(c)
“Management Shares”	Recitals
“Offered Securities”	Section 5.4(a)
“Ordinary Directors”	Section 3.1(a)
“Participation Rights”	Section 4.1
“Participation Rights Holder”	Section 4.1
“Proposed Transfer”	Section 5.4(a)
“Pro Rata Allocation”	Section 4.2
“Prospective Transferee(s)”	Section 5.4(a)
“Qualified Exchanging Holder”	Section 5.7
“Qualifying Equity Interest”	Section 3.1(a)
“Remaining New Securities”	Section 4.3(b)
“Restricted Transactions”	Section 13.1
“ROFR Exercise Period”	Section 5.4(b)
“ROFR Purchase”	Section 5.4(d)
“ROFR Terms”	Section 5.4(b)
“Sale Period”	Section 5.4(d)
“Second Participation Notice”	Section 4.3(b)
“Selling Expenses”	Section 7.1

Term	Section
“Selling Investor”	Section 5.6(b)
“Selling Shareholder”	Section 5.4(a)
“Share Purchase Agreement”	Recitals
“Shareholder Preferred Majority Matters”	Section 6.1
“Transfer Notice”	Section 5.4(a)
“Violation”	Section 10.1(a)
“Xiaoju”	Preamble

Section 1.3          Interpretation. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)           Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)           Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)           Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)           Recitals. The recitals to this Agreement are incorporated by reference herein and form an integrated part hereof.

(e)           Include not Limiting. “Include”, “including”, “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation”.

(f)            References to Documents. References to this Agreement include the Schedules and Exhibits, which form an integral part hereof. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement. The words “hereof”, “hereunder” and “hereto”, and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. A reference to any document (including this Agreement) is, unless otherwise specified, to that document as amended, restated, consolidated, supplemented, novated or replaced from time to time.

(g)           Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(h)           Share Calculations. In calculations of share numbers, (i) references to a “fully-diluted basis” mean that the calculation is to be made assuming that all Equity Securities reserved for issuance under the ESOP, outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so issued, converted, exercised or exchanged, and (ii) references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares and, in each case, does not include any Shares issuable but not then-issued pursuant to the conversion of then-outstanding principal amounts of the Series A-2 Note unless expressly stated otherwise. Any reference to a number or price of Ordinary Shares shall be appropriately adjusted to reflect any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Equity Securities of the Company from time to time after the date of this Agreement.

(i)            Currency. References to sums of money are expressed in the lawful currency of the United States of America, as the case may be, with “US$”, “USD” and “$” referring to U.S. dollars.

ARTICLE II.

INFORMATION AND INSPECTION RIGHTS

Section 2.1            Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, the Company will deliver to each Shareholder holding at least four per cent. of the then-issued Shares of the Company (calculated on a fully-diluted, as-converted basis and assuming for such purposes the conversion in full of the Series A-2 Note at the then-applicable Conversion Price) the following:

(a)           within 90 days after the end of each fiscal year, audited annual consolidated financial statements of the Group Companies and the accompanying notes thereto, prepared in accordance with the Accounting Standards and audited by a “Big Four” accounting firm approved by the Board, which shall include a consolidated balance sheet, a consolidated income statement and a consolidated cash flow statement;

(b)           within 45 days after the end of each quarter of each fiscal year, unaudited quarterly consolidated financial statements of the Group Companies, prepared in accordance with the Accounting Standards, which shall include a consolidated balance sheet, a consolidated income statement, a consolidated cash flow statement; and within 60 days after the end of each fiscal year, a consolidated annual budget and business plan of the Group Companies for the following fiscal year, which shall be prepared and provided to the Board no later than 30 days prior to the end of each fiscal year.

Section 2.2            Inspection Rights. Subject to Section 15.15, the Company further covenants and agrees that, commencing on the date of this Agreement, each Shareholder holding at least 10 per cent. of the then-issued Shares of the Company (calculated on a fully-diluted, as-converted basis and assuming for such purposes the conversion in full of the Series A-2 Note at the then-applicable Conversion Price) shall be entitled to reasonable access, at its sole expense, to the Company’s senior management, books of account and records and to inspect, at its sole expense, the properties and facilities of any Group Company during regular working hours following reasonable prior written notice to the Company, and only in a manner so as not to interfere with the normal business operations of such Group Company; provided that the Company shall not be obligated under this Section 2.2 to provide any Shareholder access to any information which it reasonably considers in good faith (a) to be a trade secret or similar proprietary, confidential or sensitive information or (b) would adversely affect the attorney-client privilege between the Company or any other Group Company and its counsel.

ARTICLE III.

GOVERNANCE AND BOARD REPRESENTATION

Section 3.1            Board of Directors.

(a)           The Memorandum and Articles shall provide that the Company’s Board of Directors shall comprise up to seven Directors which number shall not be changed except pursuant to an amendment to the Memorandum and Articles. The initial composition of the Board shall comprise six Directors as follows: (i) Didi shall be entitled to nominate three Directors to the Board upon the Closing (the “Ordinary Directors”), (ii) each of CC Sincere Investment Limited and Super Ten Investments Limited (together, the “Lead Investors” and each a “Lead Investor”) shall, for such time as each holds at least 70 per cent. of the Series A1 Preferred Shares acquired at the Closing (each such interest, a “Qualifying Equity Interest”), be entitled to nominate a Director to the Board (together, the “Investor Directors” and each an “Investor Director”), provided that each such Investor Director shall be a senior officer of the nominating Lead Investor or such other Person reasonably acceptable to the Board, and (iii) one Director shall be an independent Director to be jointly nominated by one Ordinary Director and one Investor Director. The remaining Board seat shall remain vacant for such time until the condition set out in Section 3.1(b) is satisfied.

(b)           Upon Didi exercising its conversion rights under the Series A-2 Note and acquiring more than 50 per cent. of the fully-diluted, as-converted voting rights of the Company, Didi shall be entitled to appoint one Director to the vacant Board seat.

(c)           Each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder or over which it has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that (i) the Board shall be constituted as set out in Section 3.1(a), and (ii) no Director elected pursuant to Section 3.1(a) may be removed from office other than for cause unless (A) such removal is directed or approved by the Shareholder(s) entitled to nominate such Director hereunder or (B) the Shareholder(s) originally entitled to designate or approve such Director or occupy such Board seat pursuant to Section 3.1(a) is no longer entitled to do so. If any of the Lead Investors loses its entitlement to nominate an Investor Director as a result of any failure to maintain its Qualifying Equity Interest as set out in Section 3.1(a), such Lead Investor will cause its nominated Investor Director to resign from the Board, failing which the Shareholders shall take action to remove such Investor Director within 10 Business Days of the applicable Lead Investor having ceased to hold a Qualifying Equity Interest. Any vacancy on the board arising from the resignation or removal of an Investor Director may be filled by a Director nominated by the Preferred Majority Holders.

(d)           The quorum for meetings of the Board shall consist of at least half of the number of appointed Directors and shall include at least one Ordinary Director and one Investor Director. A quorum must be present at all meetings of the Board (which may be held in person or by telephone, videoconference or otherwise), including at the time any action is taken by the Board, to conduct business or in order for any action taken at such meeting to be valid. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting to the fifth Business Day thereafter or such other date as approved by all the Directors, and at such adjourned meeting, no quorum requirement shall apply.

(e)           Except as set forth in Section 3.2, any action by the Board shall be approved by a majority of the Directors present at a duly called meeting at which a quorum is present.

(f)            Board meetings shall be held at least once every six months in each fiscal year.

Section 3.2 Board Majority Matters. Other than in respect of the Shareholder Preferred Majority Matters and the Board Preferred Majority Matters, the Board shall have general decision-making authority over the Group Companies and to generally review and approve any matter with respect to the Group Companies brought before it, which shall include all matters that are material to the business, operations, financial condition, capitalization, assets, liabilities, prospects and strategy of the Group. Each of the following actions by the Company or the other Group Companies (as applicable) shall be subject to the prior majority approval of the Board (such matters other than those set out in subsections (f) to (j) below, the “Board Majority Matters”):

(a)           the approval of, or any deviation from or amendment of, the annual budget or the business plan of the Company;

(b)           the appointment and removal of the chief executive officer and the president, and the determination of their respective employee compensation and incentives, other than as provided for under the ESOP;

(c)           except as set forth in the approved annual budget or business plan, make any material capital commitment or expenditure in excess of US$25,000,000 in aggregate in any financial year;

(d)           enter into or establish any joint venture requiring an equity investment or commitment in excess of US$25,000,000;

(e)           the adoption, amendment, variation or termination of any management or employee incentive plan or the revision, amendment or variation of any rules governing such employee incentive plan (excluding for such purposes the ESOP), except that no further approval shall be required in respect of, the adoption, amendment, or variation of the ESOP, the reservation of four per cent. of the share capital of the Company (on a fully-diluted, as-converted basis assuming for such purposes the conversion of all outstanding principal amounts of the Series A-2 Note) for issuance under the ESOP and the issuance of any grants thereunder;

(f)            any transactions between a Group Company and a Related Party other than on arm’s length terms which, individually or in the aggregate, would exceed US$1,000,000 in any financial year, excluding (i) the transactions contemplated pursuant to the Series A-2 Note Documents, the Management Share Purchase Agreement and any ancillary agreements thereunder, (ii) the grant of any incentive awards pursuant to the ESOP or other employee incentive plans, (iii) any intragroup transactions as between the Group Companies, (iv) such transactions that are approved as part of the annual budget and business plan for any financial year or otherwise approved pursuant to and in accordance with the Commercial Framework Agreement and (v) any arrangements between the Company and Didi pursuant to Didi’s exercise of its Alternative Repurchase Rights, including any Alternative Transfer Transactions or the issuance of any Alternative Equity Instruments in connection therewith;

(g)           the appointment or removal of the independent auditors of the Group or any material changes to the Group’s accounting policies;

(h)           the commencement of an IPO that is not a Qualified IPO;

(i)            the designation of any entity or its Affiliates as a Company Competitor or, if proposed by Didi, a Didi Competitor; or

(j)            the sale or disposal of any material assets of the Company or other Group Companies whether in a single transaction or a series of transactions for consideration in excess of US$25,000,000 in aggregate, and, in each case, the matters set out in subsections (f) to (j) shall be subject further to, for such time as either Lead Investor holds a Qualifying Equity Interest, the prior approval or affirmative vote of at least one Investor Director (such matters, the “Board Preferred Majority Matters”).

Section 3.3            Excluded Transactions. The Board consent and approval requirements set out in Section 3.2 shall not apply to any of the transactions contemplated under the Transaction Documents, the Management Share Purchase Agreement, the Series A-2 Note Documents, the Commercial Framework Agreement and the Restructuring Plan (including for such purposes the effecting of the Capital Increase and the repayment of the Existing Shareholder Loans and the Pre-Closing Shareholder Advances in accordance with and as contemplated under the Share Purchase Agreement) and any transaction conducted in compliance with, and as permitted under, this Agreement.

Section 3.4            Director Liability; D&O Insurance.

(a)           The Memorandum and Articles shall at all times provide for customary indemnification of the members of the Board.

(b)           The Company or (if so elected by Didi) Didi shall maintain directors’ and officers’ insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any Person who after the date of this Agreement serves as a Director or officer of the Company, against any liability asserted against such Person and incurred by such Person in any such capacity.

ARTICLE IV.

RIGHT OF PARTICIPATION

Section 4.1 General. The Company hereby grants to Didi and each of the Lead Investors (each, a “Participation Rights Holder”) the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Allocation (as defined hereafter) to all or any part of the New Securities that the Company may from time to time issue after the date of this Agreement (such rights, the “Participation Rights”). Notwithstanding anything to the contrary hereunder, the Participation Rights under this Article IV can only be exercised by a Participation Rights Holder to the extent of its Pro Rata Allocation set out herein and in a manner in compliance with all applicable Laws.

Section 4.2 Pro Rata Allocation. A Participation Rights Holder’s “Pro Rata Allocation” for the purposes of the Participation Rights under this Article IV is the ratio of (a) the number of Equity Securities of the Company (calculated on a fully diluted, as-converted basis and assuming for such purposes the conversion in full of all outstanding principal amounts under the Series A-2 Note at the then-applicable Conversion Price) held by such Participation Rights Holder, to (b) the total number of Equity Securities of the Company (calculated on a fully diluted, as-converted basis and assuming for such purposes the conversion in full of all outstanding principal amounts under the Series A-2 Note at the then-applicable Conversion Price), immediately prior to the issuance of the New Securities that gives rise to the Participation Rights, provided that Didi shall, in addition to its Pro Rata Allocation, be entitled to subscribe for all remaining New Securities that are being offered by the Company and which are not subject to the Participation Rights of any other Participation Rights Holder and such remaining New Securities shall be deemed to be part of the Pro Rata Allocation of Didi.

Section 4.3            Procedures.

(a)           First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. All Participation Rights Holders shall have the right, but not the obligation, within 15 Business Days from receipt of the First Participation Notice (the “First Participation Period”), to elect to purchase such Participation Rights Holder’s Pro Rata Allocation of the New Securities described in such First Participation Notice on the terms and conditions specified in the First Participation Notice, by delivering to the Company a written notice (the “First Participation Exercise Notice”) setting forth the number of New Securities which such Participation Rights Holder elects to purchase (which shall not exceed its Pro Rata Allocation), and such written notice shall be binding and irrevocable. If any Participation Rights Holder fails to exercise in full its Participation Rights to subscribe for New Securities in accordance with this Section 4.3(a), then such Participation Rights Holder shall be deemed to have irrevocably waived its Participation Rights with respect to the portion of such New Securities that it did not elect to purchase, but shall not be deemed to forfeit any right with respect to any issuance of other New Securities. Didi shall be entitled to designate third party purchasers to purchase all or any part of the New Securities comprised in its Pro Rata Allocation and shall notify the Company of any such assignment of its Participation Rights.

(b)           Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise its Participation Rights in full in accordance with Section 4.3(a) above, the Company shall, promptly following the expiration of the First Participation Period, deliver a written notice (the “Second Participation Notice”) to Didi, setting forth the aggregate number of the remaining New Securities for purchase (the “Remaining New Securities”). Didi shall have the right, but not the obligation, within 15 Business Days from the date of the Second Participation Notice to elect to purchase any or all of the Remaining New Securities or to designate any other Persons (each, a “Allocation Right Holder”) to purchase such Remaining New Securities, at the price and upon the terms and conditions specified in the First Participation Notice, by delivering to the Company a written notice setting forth the number (the “Additional Number”) of Remaining New Securities which Didi and such Allocation Right Holders desire to purchase, which written notice shall be binding and irrevocable. If Didi or any Allocation Right Holder fails to elect to purchase all of its Additional Number of the Remaining New Securities, then it shall be deemed to have irrevocably waived its rights with respect to such portion of the Remaining New Securities that it did not elect to purchase.

Section 4.4 Failure to Exercise. In the event that all or any part of the New Securities offered by the Company for issuance are not taken up by the Participation Rights Holders or the Allocation Right Holders in accordance with Section 4.3, then upon expiration of all the then-applicable prescribed time periods set out in Section 4.3, the Company shall have 90 days thereafter to sell to any Person (subject to Section 6.2), such unsubscribed New Securities at the same or higher price and upon non-price terms not more favorable to the purchaser(s) thereof than specified in the First Participation Notice; provided that such purchaser(s) shall execute and deliver to the Company a deed of adherence in the form attached hereto as Exhibit 1 (the “Deed of Adherence”). In the event that the Company has not issued and sold such New Securities within such 90-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Article IV.

Section 4.5            Subscription Arrangements. Didi shall be entitled by written notification to the Company concurrently with or under the First Participation Exercise Notice, to elect to subscribe for all or any part of its Pro Rata Allocation of New Securities under this Article IV by way of purchasing convertible notes to be issued by the Company for an aggregate principal amount equivalent to the purchase consideration to be paid by Didi in respect of such New Securities to be subscribed for by it. Such convertible notes shall be on terms and conditions not more favorable than those set out in the Series A-2 Note Documents, except that (i) the Equity Securities that such convertible notes shall convert into shall be the New Securities, (ii) the conversion price at which principal amounts outstanding of such notes shall convert into the New Securities shall be equivalent to the subscription price per New Security paid by the other Participation Rights Holders hereunder and (iii) the maturity date of such convertible notes shall be no earlier than the maturity date of the Series A-2 Note.

ARTICLE V.

TRANSFER RESTRICTIONS

Section 5.1            Prohibited Transfers.

(a)           Except as permitted under the terms of this Agreement, from the date of the Closing until the earlier of (i) the third anniversary of the Closing and (ii) the IPO (the “Lock-up Period”), and unless pursuant to an Exempt Transfer or otherwise with the prior written consent of Didi and the Preferred Majority Holders, none of Didi, the Management, the Investors or any of their respective Affiliates shall, directly or indirectly, Transfer any Equity Securities of the Company held by it to any Person. Upon the consummation of the IPO and without prejudice to any applicable Laws, such Equity Securities shall be subject to customary lock-up periods commencing on the date of the final prospectus to the date specified by the Company and the managing underwriter (and in any event not exceeding 180 days after the closing of the IPO or such other period prescribed under applicable Laws and the listing regulations of the applicable recognized securities exchange).

(b)           None of the Shareholders shall, without the prior written consent of the Company, directly or indirectly, Transfer any Equity Securities of the Company now or hereafter held by it to any Company Competitor.

(c)           None of the Shareholders shall, without the prior written consent of Didi, directly or indirectly, Transfer any Equity Securities of the Company now or hereafter held by it to any Didi Competitor.

(d)           The Company shall cause each employee of the Group Companies that holds or acquires Equity Securities of the Company pursuant to any employee incentive schemes adopted by the Company to undertake in writing not to Transfer any such Equity Securities now or hereafter held by him/her to any Person (other than a Permitted Transferee) without the approval of the administrator of such scheme appointed and approved by the Board, or in the event any such Person is a Didi Competitor, the prior written consent of Didi.

(e)           No Investor shall be permitted to Transfer any principal amounts outstanding of the Management Loans.

(f)            Any attempt by any Person to Transfer Equity Securities of the Company in violation of this Article V shall be null and void and the Company hereby agrees that it will not effect such a Transfer nor will it register any alleged transferee in the register of members or otherwise treat any alleged transferee as the holder of such Equity Securities of the Company. For the avoidance of doubt, the proposed transferees of such Equity Securities not Transferred in compliance with this Agreement shall not be entitled to, directly or indirectly, any right as a Shareholder, including the right to nominate any Director.

(g)           Each party hereto agrees that it shall not avoid the Transfer restrictions set forth in this Article V by selling, transferring or otherwise disposing of its interest in any Person(s) through which it indirectly holds Equity Securities (excluding Transfers to its Permitted Transferees) or issuing any Equity Securities in such Person (unless such Person would be a Permitted Transferee after such sale, transfer, disposition or issuance).

Section 5.2 Exempt Transfers. Notwithstanding anything to the contrary contained herein and unless expressly provided herein, the Transfer restrictions set out in this Article V shall not apply to the following (each, an “Exempt Transfer”):

(a)           any indirect Transfer of Equity Securities of the Company held by Didi or its Affiliates relating to or as a result of any changes in the shareholding structure or ownership of Didi;

(b)           any Transfer of Equity Securities of the Company to the Company pursuant to a repurchase right held by the Company in connection with any termination of an employment relationship by a Shareholder who is an employee of a Group Company;

(c)           after the expiry of the Lock-up Period, any Transfer by the Management of Equity Securities limited to an aggregate of one per cent. of the fully-diluted, as-converted share capital of the Company provided that the proceeds of such Transfer shall be applied in accordance with the terms of the Management Loan Documents;

(d)           any indirect Transfer of Equity Securities of the Company held by the Management as a result of any changes in the shareholding structure or ownership of the Management, subject to such Transfer being effected only in accordance with the rules governing the employee incentive schemes adopted by Didi or the Company from time to time and applicable to the Management;

(e)             any Transfer of Equity Securities of the Company effected pursuant to and in compliance with Section 5.4 to Section 5.9 or Section 5.11;

(f)             any Transfer of Management Shares to the applicable Investors upon the occurrence of an Enforcement Event;

(g)           any Transfer of Equity Securities of the Company by a Shareholder to its Permitted Transferee; provided that (A) any such Permitted Transferee of a Shareholder shall agree in writing to be bound by this Agreement in place of the relevant Shareholder pursuant to a Deed of Adherence executed by the Transferring Shareholder, and (B) such Transfer of Equity Securities is effected in compliance with all applicable Laws; provided further, that in the event such Permitted Transferee ceases to be a Permitted Transferee, any Equity Securities of the Company held by such Permitted Transferee shall be Transferred back to the relevant Shareholder or another Permitted Transferee of such Shareholder immediately.

Section 5.3            Legend.

(a)           Each certificate representing the Shares of the Company shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE SHAREHOLDERS AGREEMENT AND THE MEMORANDUM AND ARTICLES OF THE COMPANY, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)           Each party hereto agrees that the Company may instruct its transfer agent to impose Transfer restrictions on the Equity Securities of the Company represented by certificates bearing the legend referred to in Section 5.3(a) to enforce the provisions of this Agreement. Such legend on any share certificate shall be removed upon termination of the provisions of this Article V at the written request of the Shareholder holding such share certificate.

Section 5.4            Right of First Refusal.

(a)           Transfer of Equity Securities; Notice of Sale. Subject to Section 5.1 and Section 5.2 of this Agreement, if any Shareholder(s) other than Didi (each, a “Selling Shareholder”) proposes to Transfer any Equity Securities of the Company (a “Proposed Transfer”) to any Person, then such Selling Shareholder(s) shall promptly give written notice (the “Transfer Notice”) to the Company and Didi in each case prior to such Proposed Transfer. The Transfer Notice shall describe in reasonable detail all material terms and conditions related to the Proposed Transfer including, without limitation, (i) the type and number of Equity Securities of the Company, if any (the “Offered Securities”), (ii) the consideration to be paid and a breakdown of the consideration payable in respect of the Offered Securities (including for such purposes on an as-converted basis), and (iii) the name and address of the prospective transferee(s) (the “Prospective Transferee(s)”) (including the identity of the ultimate Controlling beneficial owners of each Prospective Transferee). The Transfer Notice shall certify that the Selling Shareholder(s) has received a firm offer from the Prospective Transferee(s) and in good faith believes a binding agreement for the Proposed Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the Proposed Transfer. The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder(s) to sell the Offered Securities to Didi or its designated Affiliate on the same terms and conditions as the Proposed Transfer.

(b)           Right of First Refusal of Didi. Didi shall have the right, but not the obligation, to purchase all or part of the Offered Securities at the same price and subject to the same terms and conditions as set forth in the Transfer Notice (the “ROFR Terms”), exercisable by delivering a written notice to the Selling Shareholder(s) and the Company, in each case within 15 Business Days after receipt of a Transfer Notice (the “ROFR Exercise Period”), which written notice shall specify the number of the Offered Securities that Didi elects to purchase and shall be binding and irrevocable. Didi may elect to designate an Affiliate(s) or any other Person to purchase the Offered Securities pursuant to any exercise of its rights under this Section 5.4(b).

(c)           Co-Sale Rights. Concurrently with the provision of the Transfer Notice:

(i)            where the Selling Shareholder(s) is an Investor, such Selling Shareholder(s) shall provide the Management Co-Sale Notice to the Management in accordance with and as contemplated under Section 5.5 and the Management shall be entitled to exercise the Management Co-Sale Rights as set out therein;

(ii)           and where the Selling Shareholder is the Management, Management shall provide the Investor Co-Sale Notice to the Investors in accordance with and as contemplated under Section 5.6 and the Investor shall be entitled to exercise the Investor Co-Sale Rights as set out therein, and for the purposes of this Section 5.4, each Investor Co-Sale Right Holder or Management Co-Sale Right Holder (as applicable) exercising its respective co-sale rights to participate in any sale of Offered Securities shall be referred to as the “Exercising Co-Sale Right Holders.”

(d)           Closing of ROFR Purchase. If Didi gives the Selling Shareholder(s) notice that it desires to purchase the Offered Securities pursuant to Section 5.4(b) (each, a “ROFR Purchase”), then payment for the Offered Securities to be purchased shall be made by check (if agreeable by the Selling Shareholder(s) and the Exercising Co-Sale Right Holders), or by wire transfer in immediately available funds of the appropriate currency to an account designated by each Selling Shareholder and Exercising Co-Sale Right Holder, against delivery of such Offered Securities to be purchased, at a place agreed to by the Selling Shareholder(s), the Exercising Co-Sale Right Holders and Didi and at the time of the scheduled closing therefor, but if they cannot agree, then at the executive offices of the Company (i) on the 30th Business Day after the Company’s receipt of the Transfer Notice, or, where the closing date specified in the Transfer Notice is later than such day, the specified closing date (such period, the “Sale Period”) or (ii) if the value of the purchase price for the Offered Securities has not yet been established pursuant to Section 5.4(e), the date designated thereunder as the closing date. The Company will update its register of members upon consummation of any such Transfer.

(e)           Non-cash Purchase Price. If the purchase price set forth in the Transfer Notice shall be payable in property other than cash, then Didi shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property or in an amount as agreed by Didi and the Selling Shareholder(s). If Didi and the Selling Shareholder(s) cannot agree on the cash equivalent value of such property within the ROFR Exercise Period, the valuation of such property shall be determined by an independent appraiser of recognized standing jointly selected by Didi and the Selling Shareholder(s). The cost of such appraisal shall be shared equally by Didi and the Selling Shareholder(s), and the costs borne by the Selling Shareholder(s) shall be allocated on a pro-rata basis between the Selling Shareholder(s) and the Exercising Co-Sale Right Holders. If the value of such property is not determined within the Sale Period, the closing of the ROFR Purchase shall be held on or prior to the 15th Business Day after such valuation shall have been determined pursuant to this Section 5.4(e).

(f)            Rights of a Selling Shareholder. Upon the consummation of any ROFR Purchase with respect to any Offered Securities, each Selling Shareholder and Exercising Co-Sale Right Holder will have no further rights as a holder of such Offered Securities except the right to receive payment for such Offered Securities in accordance with the terms of this Agreement, and will forthwith cause all certificate(s) evidencing such Offered Securities to be surrendered to the Company for cancellation or transfer to Didi or its designated Affiliate.

(g)           Selling Shareholder’s Right to Transfer. If the Selling Shareholder(s) and the Exercising Co-Sale Right Holders on the one hand, and Didi on the other hand, fail to consummate any ROFR Purchase (other than as a result of any failure by such Selling Shareholder(s) and Exercising Co-Sale Right Holder(s) to comply with their respective obligations under this Section 5.4(g), within the Sale Period, or if there are still unpurchased remaining Offered Securities, the Selling Shareholder(s) may, within 60 days after the expiry of the Sale Period, Transfer the Offered Securities or the unpurchased remaining Offered Securities, as applicable, to the Prospective Transferee(s) at a price no less than the price set forth in the Transfer Notice and on terms and conditions no more favorable to the Prospective Transferee(s) than the ROFR Terms; provided that (i) such sale shall be subject to the co-sale rights of Management and the Investors (as applicable) as set out in Section 5.5 and Section 5.6, respectively, (ii) such Prospective Transferee(s) shall execute and deliver to the Company, Didi and the remaining Shareholders documents and other instruments assuming the obligation of the Selling Shareholder(s) and the Exercising Co-Sale Right Holder(s) with respect to the Offered Securities to be purchased by such Prospective Transferee(s), including but not limited to a Deed of Adherence to this Agreement, (iii) if the Prospective Transferee(s) is a Company Competitor, the Company’s prior written consent shall be obtained with respect to any Transfer of such Offered Securities to such Prospective Transferee(s), and (iv) if the Prospective Transferee(s) is a Didi Competitor, Didi’s prior written consent shall be obtained with respect to any Transfer of such Offered Securities to such Prospective Transferee(s). Any Proposed Transfer at a lower price per security or on other terms and conditions which are more favorable than the ROFR Terms, any Proposed Transfer which has not been consummated within 60 days after the expiry of the Sale Period and any subsequent Proposed Transfer of any Equity Securities of the Company by the Selling Shareholder(s), shall again be subject to the right of first refusal of Didi and shall require compliance by the Selling Shareholder(s) with the procedures described in this Section 5.4.

(h)           Allocation of Sale Proceeds. If any proposed Transfer under this Section 5.4 constitutes a Share Sale, the terms of the purchase and sale agreement entered into with such third party purchaser shall provide that the aggregate consideration from such Transfer shall be allocated to the Selling Shareholder(s) in accordance with section 2, Exhibit A of the Memorandum and Articles as if (A) such Transfer were a Deemed Liquidation Event, and (B) on the basis the Equity Securities sold by the Selling Shareholder(s) in accordance with the purchase and sale agreement are the only Equity Securities outstanding.

Section 5.5            Management Co-Sale Rights.

(a)           Applicability. The rights of Management under this Section 5.5 shall apply to (i) any proposed Transfer by Investors pursuant to Section 5.4 (but will not apply to any Transfer by Investors arising on the exercise of the Investor Co-Sale Rights set out in Section 5.6), or (ii) any proposed Transfer by Didi as set out in Section 5.6. For the purposes of this section, such Transfers shall be referred to as the “Co-Sale Transfers”.

(b)           Notice of Management Co-Sale. Concurrently with the delivery of a Transfer Notice in the case of a sale of Offered Securities by any Investor pursuant to Section 5.4, or an Investor Co-Sale Notice in the case of any Founder Sale by Didi pursuant to Section 5.6 (for the purposes of this Section, each referred to as an “Exercise Notice”), the party required to issue such notice under the aforementioned Sections shall deliver a notice (such notice, the “Management Co-Sale Notice”) to the Management. The Management Co-Sale Notice shall include all information provided pursuant to the Exercise Notice and shall additionally specify (i) whether any Investor Exit Event would be triggered as a result of that Co-Sale Transfer and identify the applicable Investor(s) for which an Investor Exit Event would be triggered (each, an “Exiting Investor”), (ii) the number of Equity Securities that the Management would be entitled to sell in the Co-Sale Transfer, determined based on the Management Pro Rata Allocation and (iii) the number of Equity Securities that the Management would be entitled to sell based on the Management Priority Co-Sale Allocation (such rights, the “Management Co-Sale Rights”). The Management shall have 10 Business Days from the date of the Management Co-Sale Notice to exercise its Management Co-Sale Rights in its sole discretion, on the same terms and conditions as specified in the Management Co-Sale Notice and for the same consideration on an as-converted basis by notifying the party issuing the Exercise Notice in writing and indicating the number of Equity Securities that it wishes to sell pursuant to the exercise of its Management Co-Sale Rights (the “Management Co-Sale Exercise Notice”).

(c)           Management Co-Sale Allocation. The number of Equity Securities which the Management shall be entitled to sell pursuant to the exercise of the Management Co-Sale Rights shall be the higher of (i) the Management Pro Rata Allocation and (ii) the Management Priority Co-Sale Allocation. For the purposes of this Section 5.5(c), the “Management Pro Rata Allocation” shall be determined by multiplying (A) the number of Equity Securities to be Transferred in the Co-Sale Transfer (as applicable) by (B) a fraction, the numerator of which is the number of Equity Securities (on an as-converted basis) owned by the Management and the denominator of which is the total number of Equity Securities (on an as-converted basis) owned by the Management (on the one hand) and all other parties participating in the Co-Sale Transfer (on the other hand), in each case, as on the date of the Management Co-Sale Notice, and the “Management Priority Co-Sale Allocation” shall be determined as the number of Equity Securities that would be required to be sold by the Management for the purposes of repaying in full all principal and interest owed on the Management Loans of the Exiting Investors (including for such purposes all transaction expenses, Taxes and other related costs as set out in the Management Loan Documents).

(d)           Process.

(i)            The Management shall deliver a copy of the Management Co-Sale Exercise Notice to each of Didi, the Company and the Investors together with a written notification to each Investor setting out the number of Equity Securities required to be released by each Investor from their respective Management Share Pledges as determined in accordance with the Management Loan Agreement, and each Investor shall release and deliver the applicable share certificates, properly endorsed for transfer to the purchaser or Didi before the closing of the Co-Sale Transfer.

(ii)           If the purchaser requires the delivery of Ordinary Shares, the Company shall effect any conversion concurrent with the actual transfer of Shares to the purchaser and contingent on such transfer.

(iii)          The share certificate or certificates that are delivered shall be transferred at closing of the Co-Sale Transfer pursuant to the terms and conditions specified in the Exercise Notice and the purchaser shall concurrently remit the sale proceeds to the bank account designated by the Management in accordance with the terms of the Management Loan Documents.

Section 5.6            Investor Co-Sale Rights.

(a)           Applicability of Investor Co-Sale Rights. Subject to Section 5.2, the Investor Co-Sale Rights under this Section 5.6 shall apply to any proposed Transfer of Equity Securities by any of the Management or Didi but shall not apply: (i) in the case of Management, to any Transfer by Management on the exercise of the Management Co-Sale Rights set out in Section 5.5 or (ii) in the case of Didi, to the transfer of any outstanding principal amounts of the Series A-2 Note in accordance with Section 6.1(d) hereof.

(b)           Notice of Co-Sale. Subject to Section 5.1, Section 5.2 and (in the case of Management) Section 5.4 of this Agreement, if any of the Management or Didi (each, a “Founding Seller”) proposes to Transfer any Equity Securities of the Company or any interest therein to any Person (such Transfer, a “Founder Sale”), then the Founding Seller(s) shall give each Investor (the “Investor Co-Sale Right Holders”) written notice of the Founder Sale (the “Investor Co-Sale Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Founder Sale Shares”), (ii) the identity and address of the Prospective Transferee, (iii) the consideration and material terms upon which the proposed Transfer is to be made and (iv) the number of Equity Securities in respect of which the Investor Co-Sale Right Holder is entitled to sell. Each Investor Co-Sale Right Holder shall have the right to participate in such sale to the transferee identified in the Investor Co-Sale Notice (such right, the “Investor Co-Sale Rights”) at its election in its sole discretion, on the same terms and conditions as specified in the Investor Co-Sale Notice, and for the same consideration on an as-converted basis, by notifying the Founding Seller within 10 Business Days following the date of the Investor Co-Sale Notice (such electing Investor Co-Sale Right Holder, a “Selling Investor”).

(c)           Investor Co-Sale Allocation.

(i)                                                            The total number of Equity Securities that a Selling Investor is entitled to sell pursuant to the exercise of its Investor Co-Sale Rights (the “Investor Co-Sale Entitlements” shall be equal to the product of (A) the Founder Sale Shares, multiplied by (B) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) owned by such Selling Investor on the date of the Investor Co-Sale Notice and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) owned by the Founding Seller(s), the Management (where the Management is not also a Founding Seller and has exercised its Management Co-Sale Rights pursuant to Section 5.5) and all Selling Investors on the date of the Investor Co-Sale Notice (such fraction, the “Investor Co-Sale Fraction”), provided that, where the Management is a Founding Seller and the number of Equity Securities that a Selling Investor is entitled to sell in such Founder Sale would trigger an Investor Exit Event, the Management shall be entitled to exercise its Management Priority Right. If the Management exercises its Management Priority Right, the Investor Co-Sale Entitlements shall be determined as equal to the product of (X) the Founder Sale Shares, less such number of the Management Priority Sale Shares determined in accordance with Section 5.6(c)(ii) and (Y) the Investor Co-Sale Fraction, in each case, determined on an as-converted basis.

(ii)                                                           Management Priority Right. In any proposed Founder Sale by Management pursuant to this Section 5.6 (whether on a standalone basis or together with Didi), where the exercise by an Investor of its Investor Co-Sale Rights under this Section 5.6 would trigger an Investor Exit Event, the Management shall have a right of sale (such right, the “Management Priority Right”) to sell the Management Shares in priority to any of the Investor Co-Sale Right Holders. The total number of Management Shares that the Management will be entitled to sell pursuant to the exercise of the Management Priority Right under this Section 5.6(c)(ii) (the “Management Priority Sale Shares”) shall be equivalent to such number of Management Shares that it would be required to sell (after, if applicable, deducting the Founder Sale Shares that it would be entitled to sell as a Founding Seller and further taking into consideration all other sale entitlements of any other Founding Seller and Selling Investors that would reduce such number of Founder Sale Shares that it would be entitled to sell) in order to, and only for the purposes of, fully repaying all outstanding principal and interest payments under the Management Loans of Exiting Investors (including for such purposes all transaction expenses, Taxes and other related costs as set out in the Management Loan Agreement). All calculations made under this Section 5.6(c)(ii) shall be determined on an as-converted basis.

(d)             Process.

(i)                                            Each of the Selling Investors shall effect its participation in the sale by promptly delivering to the Founding Seller(s) for transfer to the purchaser before the applicable closing, one or more share certificates, properly endorsed for such transfer, in respect of the Equity Securities which the Selling Investor has elected to sell. Where the Management is a Founding Seller or has exercised its Management Priority Right, the Management shall deliver to the Investors in writing a notice specifying the number of Management Shares to be released by each Selling Investor from their respective Management Share Pledges in accordance with the Management Loan Documents and each of such

Investors shall cause the release and discharge of the applicable number of Management Shares from its Management Share Pledge and deliver the share certificates representing such Equity Securities to the Founding Seller or the Company for transfer to the purchaser before the closing of the Founder Sale.

(ii)           If the purchaser requires the delivery of Ordinary Shares, the Company shall effect any conversion concurrent with the actual transfer of Shares to the purchaser and contingent on such transfer.

(iii)          The share certificate or certificates that the Selling Investors deliver to the Founding Seller for their own account and on behalf of the Management shall be transferred at closing of the Founder Sale pursuant to the terms and conditions specified in the Investor Co-Sale Notice, and the purchaser shall concurrently remit to each such Selling Investor that portion of the sale proceeds to which such Selling Investor is entitled by reason of its participation in such sale for its own account and shall remit the proceeds of sale attributable to the Management Shares to the bank account designated by the Management in accordance with the Management Loan Documents.

(e)             Allocation of Sale Proceeds. If any proposed Transfer under this Section 5.6(e) constitutes a Share Sale, the terms of the purchase and sale agreement entered into with such third party purchaser shall provide that the aggregate consideration from such transfer shall be allocated to the selling Shareholders in accordance with section 2, Exhibit A of the Memorandum and Articles as if (A) such Transfer were a Deemed Liquidation Event, and (B) on the basis the Equity Securities sold by the selling Shareholders in accordance with the purchase and sale agreement are the only Equity Securities outstanding.

Section 5.7            Exchange Rights.

(a)           Exercise of Exchange Rights. If a Qualified IPO is not consummated prior to the fifth anniversary of the Closing (an “Exchange Event”), each Investor or the Management may, at any time within one year after the occurrence of the Exchange Event, give written notice (the “Exchange Notice”) to Xiaoju, Didi and the Company exercising its rights (such rights, the “Exchange Rights”) to require the exchange of all or any part of the Series A-1 Preferred Shares or Series A-2 Preferred Shares held by it (as applicable) into shares in the capital of Xiaoju (the “Exchange Shares”) and stating the number of such Preferred Shares to be exchanged, provided that such Investor shall have not breached its non-competing undertakings set forth in Section 13.1 or any of its other obligations hereunder (in such case, a “Qualified Exchanging Holder”). The class of shares that will be issued by Xiaoju as Exchange Shares shall be determined in its discretion and shall be notified to the Qualified Exchanging Holder, provided that the rights, preferences and privileges of any such class of shares shall be at least equivalent to those issued in the financing round immediately preceding the exercise by such Qualified Exchanging Holder of its Exchange Rights.

(b)           Determination of Exchange Ratio. Following receipt of the Exchange Notice, Xiaoju shall, on a date to be determined at the discretion of Xiaoju, but in any event within 120 days of the date of the Exchange Notice, issue or cause to be transferred to each Qualified Exchanging Holder which has exercised its Exchange Rights in accordance with Section 5.7(a), the applicable number of Exchange Shares against delivery and receipt of the number of Series A-1 Preferred Shares specified in the applicable Exchange Notice by such Qualified Exchanging Holder at the applicable exchange ratio. The exchange ratio pursuant to which a Qualifying Exchanging Holder shall be entitled to exchange the Preferred Shares the subject of an Exchange Notice (the “Exchange Ratio”) shall be determined with reference to the fair market value of the Exchange Shares and the applicable Preferred Shares as appraised by an independent third party valuation firm mutually agreed upon between the Qualified Exchanging Holders and Xiaoju for such purposes, in each case, as of the date of the applicable Exchange Notice. For the purposes of determining the fair market value of the Exchange Shares and the Preferred Shares the subject of an Exchange Notice: (i) the-then fair market value of the Preferred Shares shall be determined with reference to the post-money valuation of the Company in the last series financing round immediately preceding the Qualified Exchanging Holder’s exercise of its Exchange Rights and valuation or revenue multiples for comparable transactions based on gross merchandise value and (ii) the-then fair market value of the Exchange Shares shall be determined on the same basis as the Preferred Shares with reference instead to Xiaoju or, if at such time Xiaoju has consummated an IPO, with reference to the blended average trading price of the listed securities of Xiaoju over the 30 trading-day period commencing on the date of issue of the Exchange Notice, based on the closing price of such listed security as at the end of each trading day and on an as-converted to ordinary share basis. Xiaoju shall take all reasonable measures to procure that the definitive transaction documents with respect to the contemplated transactions under the Exchange Rights be duly approved by the shareholders’ meeting and board of Xiaoju.

(c)           Rights of Qualified Exchanging Holders. Upon the consummation of the share exchanges referred to in this Section 5.7 and against delivery by Xiaoju of the applicable number of Exchange Shares to exercising Qualified Exchanging Holders, all rights of such exchanging holders with respect to such Preferred Shares shall cease and Xiaoju shall hold such Preferred Shares and shall be registered as the holder of such Preferred Shares in the share register of the Company accordingly and shall assume and be entitled to all the rights of the applicable Qualified Exchanging Holders attributable to such Shares pursuant to this Agreement and the Memorandum and Articles. Each Shareholder shall execute such further instruments and take such further action as may be reasonably necessary to carry out the intent of this Section 5.7.

Section 5.8            Call Option.

(a)           Call Option Grant; Exercise Period. Each of the Investors and the Management shall grant Didi an option (the “Call Option”), exercisable at any time during the period commencing on the third anniversary of the Closing and ending on the fifth anniversary of the Closing (both dates inclusive, the “Call Option Period”) to purchase all or any number of the Preferred Shares held by it (as applicable) (the “Call Option Shares”) at the Call Option Price, subject in all cases to the minimum call requirements set out in Section 5.8(c).

(b)           Determination of Call Option Price. The exercise price at which Didi shall be entitled to purchase the Call Option Shares (such price, the “Call Option Price”) shall be determined as follows:

(i)            with respect to the Series A-1 Preferred Shares. the greater of (i) the price per Series A-1 Preferred Share that would give the applicable Investor a return of eight times its Series A-1 Deemed Issue Price and (ii) the fair market value of such Series A-1 Preferred Share; and

(ii)           with respect to the Series A-2 Preferred Shares, the greater of (i) the price per Series A-2 Preferred Share that would give the applicable holder thereof a return of eight times its Series A-2 Original Issue Price and (ii) the fair market value of such Series A-2 Preferred Share, in each case, based on and with reference to, among other considerations, the post-money valuation of the Company in the series financing round immediately preceding the exercise by Didi of the Call Option, and such valuation or revenue multiples for comparable transactions based on gross merchandise value.

(c)           Multiple Exercise. Didi may exercise the Call Option any number of times during the Call Option Period provided that each such exercise shall be for a minimum number of Equity Securities representing 10 per cent. of the then-issued Series A-1 Preferred Shares.

(d)           Process.

(i)            Didi may exercise the Call Option by delivering written notice (each, a “Call Option Exercise Notice”) to each of the Investors and the Management (the “Called Holders”) setting out (a) the total number of Call Option Shares which Didi proposes to purchase pursuant to the exercise of the Call Option, (b) the number of Preferred Shares to be purchased by Didi from such Called Holders, the applicable Call Option Price and the applicable purchase consideration to be paid to each Called Holder, as adjusted in accordance with Section 5.8(b), and (c) whether any such purchase will trigger an Investor Exit Event and identifying the Exiting Investors.

(ii)           Within 10 Business Days of receiving the Call Option Exercise Notice (the “Acceptance Period”), each Called Holder shall provide written notification of its acceptance of or objection to the calculation of the Call Option Price and applicable purchase consideration specified therein, and in the case of any such objection, Didi may elect to either decline to purchase the Call Option Shares of such objecting Investors and to purchase additional Call Option Shares on a pro-rata basis from all accepting Investors, or to appoint an independent third party valuation firm mutually agreed between such objecting Called Holders and Didi, and the costs associated with such appraisal shall be borne by the objecting Called Holders in proportion to the number of Call Option Shares held by an objecting Called Holder to the aggregate number of Call Option Shares held by all such objecting Called Holders. The conclusion of the independent third party firm shall be final, conclusive and binding on all objecting Called Holders and Didi shall purchase the Preferred Shares of such objective Called Holders at the appraised Call Option Price. With respect to Called Holders that have notified Didi in writing of their acceptance of the Call Option Price within the Acceptance Period, Didi shall purchase the Call Option Shares of such accepting Called Holders based on the higher of (a) the Call Option Price stated in the Call Option Exercise Notice and (b) the appraised Call Option Price.

(iii)          Didi shall pay the applicable purchase price to each Called Holder in respect of the Call Option Shares the subject of the applicable Call Option Exercise Notice against delivery by such Called Holder of the applicable number of such Call Option Shares by wire transfer in immediately available funds in the relevant purchase currency to the account designated by such Investor for receipt. Closing of the transactions pursuant to any exercise of the Call Option under this Section 5.8 shall take place at the offices of the Company on the 120th day after the date of the Call Option Exercise Notice (or, if an independent appraisal is being undertaken, within 30 days of the appraisal report having been issued) or at such place or on such date as otherwise agreed between the Investors and Didi (as applicable). The Company shall update its register of members upon consummation of any such Transfer.

Section 5.9 Call Option upon a Default Call Event. Upon any breach by any Investor of (i) its representations and warranties as set forth in Section 4.4 (Purchase for Own Account) or Section 4.7 (Ultimate Investors) of the Share Purchase Agreement; (ii) Section 5.1 or (iii) Section 13.1 (such Shareholder, being a Shareholder other than Didi or its Affiliates, a “Defaulting Shareholder” and each such breach, with respect to such Shareholder, a “Default Call Event”), each of the Company and Didi shall have the rights set out in this Section 5.9 to purchase, and require the sale by such Defaulting Shareholder of, the Shares held by such Defaulting Shareholder (the “Default Call Shares”).

(a)           Company’s Call Option. The Company shall have the right, but not the obligation, exercisable by delivering a written notice (a “Company Option Exercise Notice”) to the Defaulting Shareholder with copy to Didi within 10 Business Days after it becomes aware of the occurrence of a Default Call Event (such period, the “Company Option Exercise Period”), to elect to purchase all or part of the Default Call Shares at a price per Default Call Share (the “Default Call Option Price”) equal to 90 per cent. of the original issue price at which such Default Call Share was issued by the Company.

(b)           Didi’s Call Option. To the extent that the Company has not exercised its rights to purchase all of the Default Call Shares pursuant to Section 5.9(a), Didi shall have the right, but not the obligation, exercisable by delivering a written notice (a “Didi Option Exercise Notice”) to the Defaulting Shareholder and the Company within 20 Business Days after the expiry of the Company Option Exercise Period (such period, the “Didi Option Exercise Period”) pursuant to which it may elect to purchase or designate a third party to purchase, all or part of the remaining Default Call Shares not purchased by the Company at the Default Call Option Price.

(c)           No Investor Exit Event. Any exercise by the Company or Didi (as applicable) of their respective rights under this Section 5.9 will not trigger an Investor Exit Event, notwithstanding that the purchase of the Default Call Shares would result in such Investor no longer being a Shareholder of the Company.

(d)           Closing. If the Company delivers a Company Option Exercise Notice pursuant to Section 5.9(a) or Didi delivers a Didi Option Exercise Notice pursuant to Section 5.9(b), then against delivery of the Default Call Shares, the Company or Didi (as applicable) shall pay their respective corresponding purchase prices (as applicable) for the Default Call Shares purchased by each of them by wire transfer in immediately available funds in the relevant purchase currency to the account designated by the Defaulting Shareholder. Closing of the transactions pursuant to the exercise by the Company or Didi of their rights under this Section 5.9 shall take place at the executive offices of the Company on the 120th day after expiry of the Didi Option Exercise Period or at such place or on such date as otherwise agreed between the Defaulting Shareholder, the Company and Didi (as applicable). The Company shall update its register of members upon consummation of any such Transfer.

(e)           Rights of a Defaulting Shareholder. Upon the delivery of a Company Option Exercise Notice or a Didi Option Exercise Notice with respect to any Default Call Shares, the Defaulting Shareholder and its applicable Affiliates shall have no further rights as a holder of such Default Call Shares except the right to receive payment for such Default Call Shares in accordance with Section 5.9(d), and the Defaulting Shareholder shall forthwith cause all certificate(s) evidencing such Default Call Shares to be surrendered to the Company for cancellation or transfer to Didi or its designated third party (as applicable).

Section 5.10 Cumulative Restrictions. For purposes of clarity, it is agreed that all of the applicable provisions, restrictions and limitations of this Article V shall be deemed cumulative with and in addition to each other.

Section 5.11 Right of Didi to require Company Repurchase.

(a)                                 With respect to any purchase by Didi of Equity Securities pursuant to and in accordance with this Article V, each of the Investors and the Company agree that Didi shall have the right by written notification to (i) require the Company to repurchase, or enter into such arrangements for the repurchase of, the applicable number of Equity Securities from Transferring Shareholder(s) for which Didi has exercised its rights under this Article V (each, a “Alternative Transfer Transaction”), against payment of the corresponding purchase consideration by the Company equivalent to the purchase consideration Didi would have been required to pay (such consideration, the “Alternative Purchase Consideration”). The Company’s obligation to enter into an Alternative Transfer Transaction and to pay the Alternative Purchase Consideration to any Transferring Shareholder shall be subject to, and conditioned on, the purchase by Didi of convertible notes (the “Alternative Equity Instruments”) to be issued by the Company for a principal amount equivalent to the aggregate Alternative Purchase Consideration payable to all Transferring Shareholders in the applicable Alternative Transfer Transaction. Such Alternative Equity Instruments shall be issued on terms that (i) require the payment in immediately available funds of the aggregate principal amount thereof by Didi at closing, (ii) such Alternative Equity Instrument will be convertible into the equivalent number of Equity Securities and of the same class and type as have been repurchased by the Company in the Alternative Transfer Transaction against which such Alternative Equity Instrument is being issued, (iii) the conversion price of such Alternative Equity Instrument shall be equivalent to, and no more than, the purchase price paid by the Company in the repurchase of such Equity Securities pursuant to the Alternative Transfer Transaction, (iv) the issue date of any Equity Securities upon conversion of the Alternative Equity Securities shall be deemed to be the issue date of the original Equity Securities repurchased by the Company pursuant to the Alternative Transfer Transaction, (v) the maturity date of such Alternative Equity Instruments shall be no earlier than the maturity date of the Series A-2 Note and (vi) other than as specified in (i) to (v) above, shall be on terms no more favorable than those of the Series A-2 Note Documents.

(b)                                 If Didi intends to exercise its rights under this Section 5.11 (the “Alternative Repurchase Rights”) to require the Company to enter into any Alternative Transfer Transaction, Didi shall, concurrently with the delivery of the applicable exercise notice to the parties entitled to receive such notice under the relevant sections of this Article V of its exercise of its corresponding rights hereunder, deliver written notice to the Company and such parties notifying each of them of its exercise of the Alternative Repurchase Rights relating to such transaction (the “Alternative Repurchase Notice”). Upon the receipt of the Alternative Repurchase Notice, all references to Didi in the then-applicable subsection of this Article V shall be deemed by the parties to be references to the Company and all obligations of Didi to make payment for the Equity Securities being so acquired shall be read to be the obligations of the Company, subject, in all cases, to the Company having issued the Alternative Equity Instrument to Didi against payment in immediately available funds, at least five Business Days prior to the time at which payment for such Equity Securities is due to be made under the then-applicable provisions of this Article V.

ARTICLE VI.

PROTECTIVE PROVISIONS, RIGHTS AND COVENANTS

Section 6.1 Acts Requiring Consent of the Preferred Majority Holders and Didi. In addition to such other limitations as may be provided in the Memorandum and Articles, any applicable Law or in any agreement (including any other provisions of this Agreement), the Company shall not take or permit to occur or approve or authorize any of the following acts, and the Company shall not permit any other Group Company to take or permit to occur or approve or authorize any of the following acts, whether in a single transaction or a series of related transactions, and whether directly or indirectly, without the prior written consent or affirmative vote of the Preferred Majority Holders and Didi (the “Shareholder Preferred Majority Matters”):

(a)                                 any amendment to the Memorandum and Articles or this Agreement that would adversely affect the rights of any of the Preferred Shares, other than amendments required for the purposes of effecting any issuance of Equity Securities senior in priority to the Series A-1 Preferred Shares;

(b)                                 any increase in the authorized or issued capital of the Company, including any issuance or reservation of Equity Securities and any related amendments required pursuant thereto under Section 6.1(a) or Section 6.1(c), except in respect of (i) the reservation and issuance of up to four per cent. of the share capital of the Company (on a fully-diluted, as converted basis, assuming the conversion in full of the Series A-2 Note at the then-applicable Conversion Price) pursuant to the ESOP, (ii) any issuance or reservation of Equity Securities at an issue price or exercise price (as applicable) representing a price per Ordinary Share (on an as-converted basis) that would imply an internal rate of return to each Investor of not less than 25 per cent. per annum on its Series A-1 Deemed Issue Price (taking into account for such purposes all returns derived on the Management Loans), (iii) the reservation and issuance of Equity Securities pursuant to and subject to the terms of the Series A-2 Note Documents and (iv) the issuance of any Alternative Equity Instruments or any Equity Securities into which such Alternative Equity Instruments are convertible;

(c)                                  any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of any class of Preferred Shares that would adversely affect the rights of any of the Preferred Shares, other than any amendments required in connection with any issuance of Equity Securities ranking senior to the Series A-1 Preferred Shares;

(d)                                 any assignment or transfer of the Series A-2 Note by the Series A-2 Noteholder to any Person other than Didi and its Affiliates or any amendment or variation to the terms thereof;

(e)                                  any merger, amalgamation or consolidation of the Company as a result of which the beneficial owners of the Company immediately prior to such event own less than 50 per cent. of the voting power of the Company, or the sale of all or substantially all of the assets of the Group Companies, taken as a whole, other than a merger, amalgamation, consolidation or sale where the valuation of the Company in such transaction reflects a price per Ordinary Share (on an as-converted basis) that would imply an internal rate of return to each Investor of at least three times the Series A-1 Deemed Issue Price (taking into account for such purposes all returns derived on the Management Loans);

(f)                                   any purchase, repurchase or redemption of any Equity Securities of the Company other than, (i) with respect to any Equity Securities issued under the ESOP or any other equity based incentive plan from resigning or terminated employees, officers or consultants, the purchase, repurchase or redemption of Ordinary Shares by the Company either (A) at no more than the issuance cost thereof or (B) which, individually or in the aggregate, would not exceed US$10,000,000 in any financial year and reflect a price per Ordinary Share not exceeding that of the Equity Securities issued in the last financing round immediately preceding such purchase, repurchase or redemption of Ordinary Shares by the Company, (ii) the purchase, repurchase or redemption of the Preferred Shares pursuant to the Memorandum and Articles (including in connection with the conversion of such Preferred Shares into Ordinary Shares), (iii) the redemption of the Series A-2 Note on maturity in accordance with the terms thereof, (iv) any repurchase of Equity Securities by the Company pursuant to any exercise of its rights under the Call Option or the Default Call Options and (v) any purchase, repurchase or redemption pursuant to any Alternative Transfer Transaction in connection with the exercise by Didi of its Alternative Repurchase Rights;

(g)                                  any declaration, set aside or payment of dividends or other distributions to the Shareholders;

(h)                                 any Deemed Liquidation Event or Share Sale other than a Deemed Liquidation Event or Share Sale proposed to be effected at a valuation of the Company that would imply a return to each Series A-1 Preferred Shareholder equivalent to three times its Series A-1 Deemed Issue Price; and

(i)                                     the liquidation, dissolution or winding up of the Company, and, in each case, no further consents will be required under this Section 6.1 for any of the transactions contemplated under the Transaction Documents, the Management Share Purchase Agreement, the Series A-2 Note Documents, the Commercial Framework Agreement, the Restructuring Plan (including for such purposes the effecting of the Capital Increase and the repayment of the Existing Shareholder Loans), and any transaction conducted in compliance with, and as permitted under, this Agreement.

Section 6.2 Didi Consent Rights. In addition to such other limitations as may be provided herein, no Group Company shall take or permit to occur or approve or authorize any of the following acts, and no Group Company and Shareholder shall permit any other Group Company to take or permit to occur or approve or authorize any of the following acts, whether in a single transaction or a series of related transactions, and whether directly or indirectly, without the prior written consent of Didi:

(a)                                 any issuance of Equity Securities by any Group Company to any Didi Competitor;

(b)                                 any entry into, or formation with, by any Group Company, of any joint venture, partnership, strategic alliance or similar relationship, with any Didi Competitor; and

(c)                                  any agreement or commitment to do any of the foregoing.

Section 6.3 ESOP. As of the date of this Agreement, 20,000,000 Ordinary Shares, representing four per cent. of the aggregate issued share capital of the Company on a fully-diluted, as-converted basis (assuming for such purposes the conversion in full of all outstanding principal amounts of the Series A-2 Note) immediately after the Closing, shall have been reserved as incentive option shares pursuant to a share incentive plan adopted by the Company prior to Closing (the “ESOP”).

Section 6.4 Additional Shareholder Obligations. Each Shareholder agrees and undertakes to vote, or cause to be voted, all Shares owned by it or over which it has voting control, and (in the case of the Lead Investors) to cause their respective nominated Directors to vote, in each case from time to time and at all times, in whatever manner as shall be necessary, to cause the Company to issue and deliver all Shares required to be issued and delivered by it pursuant to any conversions of the Series A-2 Note and any Alternative Equity Instruments from time to time in accordance with the terms thereof, and to cause the registration of Didi or its designated Affiliate (being the holder of such Alternative Equity Instrument) in the register of members of the Company with respect to any such Shares. Each Shareholder agrees to vote its Shares, and cause any Director nominated by it from time to time, in favour of any action(s) proposed by Didi for the purposes of effecting such conversions and the delivery and issuance of Shares of the Company thereof to Didi.

ARTICLE VII.

DEMAND REGISTRATION

Section 7.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date that is six months after the closing of the IPO, Holders may request in writing (a “Demand”) that the Company effect a Registration of Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts, commissions, American depositary share issuance fees and stock transfer taxes applicable to the sale of Registrable Securities (the “Selling Expenses”), in excess of US$100,000,000. Upon receipt of such a request, the Company shall (a) promptly give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within 15 days after the Company’s delivery of written notice, to be Registered or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than two Registrations pursuant to this Section 7.1 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 7.1 is not consummated pursuant to Section 7.4 or for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 7.1. The Company shall not be obligated to give effect to a Demand under this Section 7.1 if the demanding Holders could have included Registrable Securities in a piggyback registration pursuant to Article VIII within 90 days preceding the Demand under this Section 7.1.

Section 7.2 Registration on Form F 3 or Form S-3. The Company shall use its commercially reasonable efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), Holders holding 20 per cent. or more of the voting power of the then-outstanding Registrable Securities held by all Holders may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (a) promptly give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within 15 days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to effect no more than three Registrations that have been declared and ordered effective within any 12 month period pursuant to this Section 7.2; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 7.2 is not consummated pursuant to Section 7.4 or for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 7.2.

Section 7.3                                    Right of Deferral.

(a)                                 The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 7.3:

(i)                                     if, within 10 days of the receipt of any request of the Holders to Register any Registrable Securities under Section 7.1 or Section 7.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within 60 days of receipt of that request; provided that the Company is actively employing in good faith its commercially reasonable efforts to cause that Registration Statement to become effective within 60 days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Article VIII (other than an Exempt Registration (as defined below));

(ii)                                  during the period starting with the date of filing by the Company of, and ending six months following the effective date of, any Registration Statement pertaining to Ordinary Shares other than an Exempt Registration; provided that the Holders are entitled to join such Registration in accordance with Article VIII;

(iii)                               in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(iv)                              with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 or Form S-3 is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public, net of Selling Expenses, of less than US$10,000,000.

(b)                                 If, after receiving a request from Holders pursuant to Section 7.1 or Section 7.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental; provided that the Company shall not utilize this right for more than 120 days on any one occasion or more than once during any 12 month period; provided, further, that the Company shall not Register any other securities during such period (except for Exempt Registrations).

Section 7.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 7.1 or Section 7.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 7.1 and Section 7.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 7.1 or Section 7.2, the underwriters may exclude up to 70 per cent. of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least 10 days prior to the effective date of the Registration Statement, and such withdrawn request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 7.1 or Section 7.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least 10 days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest 100 shares.

ARTICLE VIII.

PIGGYBACK REGISTRATIONS

Section 8.1                                    Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within 15 days after delivery of such notice, the Company shall use its commercially reasonable efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

Section 8.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 8.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 9.3.

Section 8.3 Underwriting Requirements.

(a)                                 In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Article VIII unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Article VIII in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in an IPO and up to 70 per cent. of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest 100 shares.

(b)                                 If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least 10 days prior to the effective date of the Registration Statement. Any Registrable Securities so excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

Section 8.4 Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Article VIII in connection with a Registration by the Company (a) relating solely to the sale of securities to participants pursuant to a share incentive plan, (b) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), (c) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales, or (d) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered (collectively, “Exempt Registrations”).

ARTICLE IX.

REGISTRATION PROCEDURES

Section 9.1                                         Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a)                                 Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its commercially reasonable efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least a majority in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(b)                                 Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(c)                                  Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 Use its commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under the Applicable Securities Laws of any jurisdiction, as reasonably requested by the Holders;

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(f)                                   (i) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (A) the issuance of any stop order by the Commission, or (B) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such Holder, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law;

(g)                                  Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) comfort letters dated as of (A) the effective date of the registration statement covering such Registrable Securities, and (B) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)                                 Otherwise comply with all rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its commercially reasonable efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12 month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such 12 month period, subject to any proper and necessary extensions;

(i)                                     Not, without the written consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the securities that would constitute a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act;

(j)                                    Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(k)                                 Take all reasonable actions necessary to list the Registrable Securities (or depository shares representing such Registrable Securities) on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

Section 9.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

Section 9.3                                         Expenses of Registration. All expenses (other than Selling Expenses), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 7.1 or Section 7.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Holders in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one demand registration pursuant Section 7.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one such demand registration); provided that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company that is not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses. All Selling Expenses relating to Registrable Securities registered pursuant to Article VII shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

ARTICLE X.

REGISTRATION-RELATED INDEMNIFICATION

Section 10.1 Company Indemnity.

(a)                                 To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)                                 The indemnity agreement contained in this Section 10.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

Section 10.2 Holder Indemnity.

(a)                                 To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its Directors and officers, underwriters (as defined in the Securities Act), any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 10.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 10.2 (when combined with any amounts paid by such Holder pursuant to Section 10.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration, except in the case of fraud or willful misconduct by such Holder.

(b)                                 The indemnity contained in this Section 10.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

Section 10.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 10.1 or Section 10.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 10.1 or Section 10.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Article X, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Article X. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 10.4 Contribution. If any indemnification provided for in Section 10.1 or Section 10.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided that, in any such case: (a) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 10.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement, except in the case of fraud or willful misconduct by such Holder; and (b) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Section 10.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 10.6 Survival. Without prejudice to Section 10.5, the obligations of the Company and Holders under this Article X shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

ARTICLE XI.

ADDITIONAL REGISTRATION-RELATED UNDERTAKINGS

Section 11.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws in any jurisdiction where the Company’s securities are listed that may at any time permit a Holder to sell securities of the Company without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and at any time following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed) at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

Section 11.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least two-thirds of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (a) to include such Equity Securities in any Registration filed under Article VII or Article VIII, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (b) to demand Registration of their Equity Securities, or (c) cause the Company to include such Equity Securities in any Registration filed under Article VII or Article VIII hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

Section 11.3 “Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days from the date of such final prospectus or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned or controlled by it immediately prior to the date of the final prospectus relating to the Company’s IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided that (A) the foregoing provisions of this Section 11.3 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement or to any pledges of Ordinary Shares or securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares as collateral in accordance with and subject to the terms and conditions a loan agreement and any related pledge and security agreements existing on the date of the applicable underwriting agreement relating to the IPO, any subsequent foreclosure on such collateral shares pledged pursuant to such existing pledges in accordance with and subject to the terms and conditions of such loan agreement and any related pledge and security agreements, or any resale by the applicable lender parties of any such collateral shares pledged pursuant to such existing pledges to a third party in a substantially concurrent transaction made pursuant to the provisions of the applicable loan agreement and any related pledge and security agreement, and shall not be applicable to any Holder unless all Directors and officers of the Company, and all the other holders of at least one per cent. of the issued and outstanding share capital of the Company (calculated on an as-converted basis) are bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section 11.3, (B) this Section 11.3 shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (C) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. Each Shareholder, severally but not jointly, agrees to execute and deliver to the underwriters a lockup agreement containing reasonable and customary terms and qualifications substantially similar as those contained herein, provided that such lockup agreement shall terminate no later than 90 days after the execution of such lockup agreement if the consummation of the IPO has not occurred by such date.

Section 11.4 Termination of Registration Rights. The registration rights set forth in Article VII and Article VIII of this Agreement shall terminate on the earlier of (a) the date that is three years from the date of closing of a Qualified IPO, or (b) with respect to any Registrable Securities, the date on which the Holder of such Registrable Securities may sell all of such Registrable Securities under Rule 144 of the Securities Act (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed) in any 90-day period.

Section 11.5 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder in accordance with this Agreement.

Section 11.6 Intent. The terms of Article VII through Article XI are drafted primarily in contemplation of an offering of securities in the United States. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States where registration rights have significance or that the Company might effect an offering in the United States in the form of American depositary receipts or American depositary shares. Accordingly:

(a)                                 it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b)                                 it is agreed that the Company will not undertake any listing of American depositary receipts, American depositary shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted basis), including the approval of the Preferred Majority Holders, to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to taking such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States as if the Company had listed Ordinary Shares in lieu of such derivative securities.

ARTICLE XII.

COMPLIANCE WITH LAWS

The Company agrees that it and the other Group Companies shall not, and the Company shall use reasonable best efforts to ensure that the respective officers, employees, directors of the Group Companies (acting in their capacity as such) shall not, directly or indirectly, make or authorize any offer, gift, payment or transfer, or promise of, any money or anything else of value, that would result in a breach of applicable Laws relating to anti-bribery or anticorruption of any jurisdiction in which a Group Company conducts business.

ARTICLE XIII.

NON-COMPETITION

Section 13.1 Investor Non-Compete Undertaking.

(a)                                 For so long as an Investor (or its Affiliates) owns any shares of the Company, it shall not, and shall cause its Affiliates not to, directly or indirectly (i) engage in, invest in, cooperate with, provide loans or subsidy payments or financial assistance of any kind to, or have any interest in, whether as shareholder or a holder of any security, partner, principal, consultant, agent or other roles similar to the forgoing, in any Company Competitor, (ii) carry on, either alone or in conjunction with any other Person, any business that is competitive with the Business, or (iii) promote any product, business, technology, services, scheme or arrangement for any Company Competitor, including the provision of any form of consultancy or advisory services with respect thereto (“Restricted Transactions”), provided that the foregoing restrictions shall not restrict (A) any purchase by any Investor or its Affiliates amounting to less than a three per cent. aggregate equity interest in a Company Competitor that is publicly traded or (B) any Restricted Transactions that have been effected by any Investor or its Affiliates prior to the date of execution of the Share Purchase Agreement.

(b)                                 The Parties expressly agree that the limitations set forth in this Article XIII are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section 13.1 is more restrictive than permitted by the Laws of any jurisdiction in which a party seeks enforcement thereof, then this Section 13.1 will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section 13.1 shall be enforceable by each of the Group Companies and the Investors separately and independently.

Section 13.2 No Avoidance; Voting Trust. Each Investor will not by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder, and will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Equity Securities agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of, or granting veto rights attributable to, any Equity Securities, or deposit any Equity Securities in a voting trust or other similar arrangement.

Section 13.3 Excluded Transactions. No breach by an Investor will be deemed to occur under this Article XIII in the case of any investments by an Investor in any Person effected at the time prior to such Person being designated as a Company Competitor by the Board in accordance with the terms of this Agreement and for such purposes, such investments will not be deemed to be Restricted Transactions.

Section 13.4 Breach by Investors. In addition to the consequences set out in, and the rights of the Company pursuant to, Section 5.1(f), in the event that (a) any Shareholder breaches the terms of this Article XIII, (b) any Shareholder Transfers any Equity Securities of the Company to any Company Competitor without the prior consent of the Company, or (c) any Shareholder Transfers any Equity Securities of the Company to any Didi Competitor without the prior consent of Didi, (i) all of the voting, information, access, consent and other noneconomic rights of such Shareholder and all of its Affiliates which hold Equity Securities of the Company hereunder and those of the transferee, including but not limited to rights set out in this Agreement and the corresponding rights provided for under the Memorandum and Articles, shall cease to be exercisable and, if such Investor has the rights to appoint an Investor Director, such Investor Director shall resign or otherwise be removed by the Shareholders under Section 3.1(c), (ii) all rights to request Xiaoju to exchange the Equity Securities of the Company held by such Shareholder or its Affiliates into the Exchange Shares pursuant to Section 5.7 shall cease to be exercisable, (iii) all Investor Co-Sale Rights under Section 5.6 shall cease to be exercisable, (iv) the right to require repayment, prepayment or any acceleration of principal amounts outstanding under the Management Loans shall cease and the holder thereof shall only be entitled to repayment on maturity under the terms of the Management Loan Documents, and (v) unless otherwise required at Law or in equity, none of the Equity Securities of the Company directly or indirectly held by such Shareholder or any such Affiliate shall be counted in connection with any matter contemplated by this Agreement or the Memorandum and Articles where the amount of votes represented by any Equity Securities of the Company are calculated.

ARTICLE XIV.
TERMINATION

Except for this Article XIV and Article XV, this Agreement shall terminate (a) with respect to all parties, upon mutual consent of the parties, (b) with respect to any Shareholder of the Company, upon the time it no longer holds any Shares of the Company or (c) upon the consummation of an IPO, except that Article VII through Article XI shall, subject to Section 11.4, survive the consummation of an IPO on any securities exchange in the United States.

ARTICLE XV.

MISCELLANEOUS PROVISIONS

Section 15.1 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong.

Section 15.2 Successors and Assigns; No Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Shareholder (whether by operation of Law or otherwise) without the prior written consent of the Company; provided that a Shareholder may transfer or assign any of its rights, interests or obligations hereunder in connection with a Transfer of any Share to any Person in accordance with this Agreement who agrees to be bound by the terms of this Agreement as a party to this Agreement (and, to the extent applicable, in the same capacity as if the transferee was the transferor) by entering into a Deed of Adherence with the Company. A Person who is not a party to this Agreement shall not have any right under the Contracts (Rights of Third Parties) Ordinance.

Section 15.3 Entire Agreement. This Agreement, the other Transaction Documents and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

Section 15.4 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand-delivered to the other parties, upon delivery; (b) when sent by facsimile or electronic mail at the number set forth in Schedule 4 or shown on the signature pages hereto, upon receipt of confirmation of error-free transmission; (c) seven Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other parties as set forth in Schedule 4 or shown on the signature pages hereto; or (d) three Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Schedule 4 or shown on the signature pages hereto with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each Person communicating hereunder by facsimile or electronic mail shall promptly confirm by telephone with the Person to whom such communication was addressed the receipt of each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 15.4, by giving the other parties written notice of the new address in the manner set forth above.

Section 15.5 Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the prior written consent of the Preferred Majority Holders and Didi, provided that, if any amendment or waiver adversely affects in any material respect a Shareholder in a manner that is disproportionate to the other Shareholders holding the same class of shares of the Company, such amendment or waiver shall be subject to the written consent of such Shareholder. Any amendment or waiver effected in accordance with this Section 15.5 shall be binding upon all of the parties hereto and their respective assigns.

Section 15.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or of an acquiescence, or of any similar breach or default thereafter occurring; nor shall it be construed to be any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

Section 15.7 No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel

Section 15.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and e-mailed copies of signatures in portable document format (PDF) shall be deemed to be originals for purposes of the effectiveness of this Agreement.

Section 15.9 Entire Agreement. This Agreement and the other Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof; provided that, that nothing in this Agreement or the other Transaction Documents shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the Investors or their respective Affiliates prior to the date of this Agreement, which agreements shall continue in full force and effect until the Closing (or, if earlier, terminated in accordance with their respective terms).

Section 15.10 No Fiduciary Duty. The Parties acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create any fiduciary duty between the Investors or their respective Affiliates and any Group Company or its shareholders.

Section 15.11 No Publicity; Use of Logo. Without the prior written consent of the applicable Investor, no party shall (or shall permit any Affiliate thereof to) use, publish, distribute, display or reproduce the name or any similar trade name, trademark, product name, service name, domain name, sign or logo of such Investor or any specific description enabling any Person to identify that Investor or any of its Affiliates (including the names “[•]”, “[•]”, “[•]”, “CITIC”, “CPE”, “CITICPE” and the logo “[•]”, (each being used individually or in combination with the other(s)) and any logos or marks related thereto) in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements). Without the written consent of an Investor or its Affiliate, none of the Group Companies shall claim itself as a partner of that Investor or its Affiliate or make any similar representations.

Section 15.12 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly reflects the parties’ intent in entering into this Agreement.

Section 15.13 Dispute Resolution. The parties agree to use reasonable efforts to resolve any disputes arising out of or relating to this Agreement through consultation. In the event that the parties are unable to resolve a dispute arising hereunder within 30 days of commencing such consultation, such dispute (including any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules (the “HKIAC Rules”) in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three, appointed in accordance with the HKIAC Rules. The language of arbitration shall be English. The parties hereto agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the parties or over the parties’ assets wherever the same may be located. Nothing in this Section 15.13 shall be construed as preventing any party from seeking conservatory or interim relief (including injunction, specific performance or other similar or comparable forms of equitable relief) from any court of competent jurisdiction pending final determination of the dispute by the arbitral tribunal.

Section 15.14 Expenses. Each party hereto will bear its own legal, accounting and out-of-pocket costs and expenses incurred by such party in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 15.15 Confidentiality and Non-Disclosure. Each party hereto undertakes to each other that it shall not disclose to any third party any Confidential Information without the prior written consent of the concerned party or use any Confidential Information in such manner that is detrimental to the concerned party or in accordance with the provisions below. The term “Confidential Information” as used in this Section 15.15 means: (a) any non-public information concerning the organization, structure, business or financial results or condition of the Company or any other Group Company; (b) the terms of this Agreement and any other Transaction Document and all exhibits and schedules attached to such agreements; and (c) any other information or material prepared by a party hereto or its Representatives that contains or otherwise reflects, or is generated from, Confidential Information.

(a)                                 Press Releases, Etc. Each party may disclose the existence of the transactions contemplated under this Agreement in a press release jointly approved by the Company and the Shareholders; provided that any press release containing the name of, or making specific reference to, any Shareholder or any of its Affiliates shall require the prior written consent of such Shareholder.

(b)                                 Permitted Disclosures. Notwithstanding the foregoing, each party may disclose (i) the Confidential Information to its current investors, Affiliates and its and their respective employees, officers, directors, representatives, advisors, bankers, accountants or legal counsels who need to know such information, in each case only where such Persons are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 15.15(b) and provided that such party shall be responsible for any breach by such Persons of such nondisclosure obligations, and (ii) the Confidential Information to any Person to which disclosure is approved in writing by the other Parties.

(c)                                  Legally Compelled Disclosure. In the event that any party is requested by any Governmental Authority or becomes legally compelled (including, without limitation, pursuant to Applicable Securities Laws and regulations and in connection with any legal, judicial, arbitration or administrative proceedings) to disclose the existence of this Agreement, any other Transaction Documents, or any of the exhibits and schedules attached to such agreements in contravention of the provisions of this Section 15.15, such party (the “Disclosing Party”) shall to the extent practicable and permitted by Laws, (i) provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact, and (ii) use all commercially reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy with respect to the information which is requested or legally required to be disclosed. In such event, the Disclosing Party shall furnish only that portion of the information which is requested or legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

(d)                                 Other Information. The provisions of this Section 15.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

(e)                                  Notices. All notices required under this Section 15.15 shall be made in accordance with to Section 15.4 of this Agreement.

Section 15.16 Effectiveness and Validity. This Agreement shall become effective upon execution and delivery of this Agreement by each of the parties hereto.

Section 15.17 Specific Enforcement. The Shareholders agree that each Shareholder will be irreparably damaged in the event that any of the provisions of this Agreement are not performed by the parties hereto in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in accordance with Section 15.13 hereof, in addition to any other remedy to which the Shareholders may be entitled at Law or in equity.

Section 15.18 Aggregation of Shares. All Shares held or acquired by a Shareholder or its Affiliates and Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights of such Shareholder under this Agreement.

Section 15.19 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall control. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency.

Section 15.20 Further Acts and Assurances. Each party agrees to perform any further acts and execute and deliver any further documents and give such written assurances as may be reasonably necessary or requested by another party to carry out and make effective the provisions of this Agreement.

Section 15.21 Discrepancies. If there is any discrepancy between any provision of this Agreement and any provision of the constitutional documents of any Group Company, the provisions of this Agreement shall prevail and the parties hereto shall procure that the constitutional documents of the relevant Group Company are promptly amended, to the maximum extent permitted by applicable Law, in order to conform with this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CHENGXIN TECHNOLOGY INC.

By:	/s/ CHENG Wei
Name: CHENG Wei
Title: Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

DOUBLE WINNER ENTERPRISES CORPORATION（商盈企業有限公司）

By:	/s/ CHENG Wei
Name: CHENG Wei
Title: Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

XIAOJU KUAIZHI INC. (as party to this Agreement solely for the purposes of, and limited to, Section 5.7 of this Agreement)

By:	/s/ CHENG Wei
Name: CHENG Wei
Title: Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HOLLY UNIVERSAL LIMITED

By:	/s/ WANG Changchun
Name: WANG Changchun
Title: Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HOLLY UNIVERSAL (HK) LIMITED

By:	/s/WANG Chanchun
Name: WANG Changchun
Title: Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BEIJING AO RUI JI TRADING CO., LTD. （北京奧瑞吉商贸有限公司）

By:	/s/ ZANG Luoqi
Name: ZANG Luoqi
Title: Legal Representative

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CHENGXIN YOUXUAN (CHENGDU) TECHNOLOGY DEVELOPMENT CO., LTD. （橙心优选（成都）科技发展有限公司）

By:	/s/ WANG Yuanzheng
Name: WANG Yuanzheng
Title: Legal Representative

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

NANNING CHENGXIN YOUXUAN TECHNOLOGY DEVELOPMENT CO., LTD. （南宁橙心优选科技发展有限公司）

By:	/s/ WANG Yuanzheng
Name: WANG Yuanzheng
Title: Legal Representative

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CHENGXIN YOUXUAN (BEIJING) TECHNOLOGY DEVELOPMENT CO., LTD.（橙心优选(北京)科技发展有限公司）

By:	/s/ WANG Yuanzheng
Name: WANG Yuanzheng
Title: Legal Representative

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BEIJING CHENGXIN WUXIAN TECHNOLOGY DEVELOPMENT CO., LTD （北京橙心无限科技发展有限公司）

By:	/s/ ZANG Luoqi
Name: ZANG Luoqi
Title: Legal Representative

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CC Sincere Investment Limited

By:	/s/ YONG Leong Chu
Name: YONG Leong Chu
Title: Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Super Ten Investments Limited

By:	/s/ WANG Gang
Name: WANG Gang
Title: Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Agility Star Limited

By:	/s/ WANG Gang
Name: WANG Gang
Title: Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Far Rapid Limited

By:	/s/ WANG Gang
Name: WANG Gang
Title: Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Bedford Ridge Investment Company II LP

By:	/s/ Andrew Klaber
Name: Andrew Klaber
Title: Member

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BOCOM International Asset Management Limited (acting in the capacity of manager for and on behalf of its clients)

By:	/s/ XI Xuanhua
Name: XI Xuanhua
Title: Deputy CEO

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Merit Zone Limited

By:	/s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorized Signatory

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

MIC Capital Management 20 RSC Ltd

By:	/s/ Rodney Cannon
Name: Rodney Cannon
Title: Authorized Signatory

By:	/s/ Hani Barhoush
Name: Hani Barhoush
Title: Authorized Signatory

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

New Hope International (Hong Kong) Limited

By:	/s/ LIU Yonghao
Name: LIU Yonghao
Title: Director

[Signature Page to the Shareholders Agreement of Chengxin Technology Inc.]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Glad Moment Limited

By:	/s/ LI Mengxiao
Name: LI Mengxiao
Title: Executive Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SVF II Staples Subco (Singapore) Pte Ltd

By:	/s/ Martin Joseph O’Regan
Name: Martin Joseph O’Regan
Title: Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Cambium Grove Growth Opps V Limited

By:	/s/ Willy Lan
Name:	Willy Lan
Title:	Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

LionRock Orange Horseshoe L.P.
By: LionRock Capital GP Limited, its general partner

By:	/s/ Daniel Kar Keung Tseung
Name:	Daniel Kar Keung Tseung
Title:	Director

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

DAVIS NEW YORK VENTURE FUND, INC.

By:	/s/ Ryan Charles
Name:	Ryan Charles
Title:	VP & Secretary

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SELECTED AMERICAN SHARES, INC.

By:	/s/ Ryan Charles
Name:	Ryan Charles
Title:	VP & Secretary

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WM Sourcing Limited

By:	/s/ ZHANG Wenzhong
Name:	ZHANG Wenzhong
Title:	Authorized Signatory

[Signature Page to the Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FISHONBIKE LIMITED

By:	/s/ Jingyang Wu
Name:	Jingyang Wu
Title:	Director

[Signature Page to the Shareholders Agreement]

SCHEDULE 1
INVESTORS

SCHEDULE 2

THE GROUP COMPANIES

SCHEDULE 3

CAPITALIZATION OF THE COMPANY

SCHEDULE 4
NOTICES

SCHEDULE 5
COMPANY COMPETITORS

SCHEDULE 6

DIDI COMPETITORS

Exhibit 1 FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made on the [•] day of [•], 20[•]

BETWEEN:

(1)                                 Chengxin Technology Inc., an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”); and

(2)                                 [Name of Investor], [a company] incorporated and existing under the laws of [jurisdiction of incorporation] with its registered office at [☐] (the “Investor”).

RECITALS:

(A)                               On 29th day of March, 2021, the Company and its Shareholders entered into a Shareholders Agreement (the “Shareholders Agreement”) to which a form of this Deed is attached as Exhibit 1.

(B)                               The Investor wishes to [be allotted/have transferred to him/her/it] [☐] shares (the “Shares”) in the capital of the Company from [☐] (the “Old Shareholder”) and in accordance with the Shareholders Agreement has agreed to enter into this Deed.

(C)                               The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW THIS DEED WITNESSES as follows:

1.                                      Interpretation. In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.

2.                                      Covenant. The Investor hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations of [a Shareholder holding the same class of shares as the Ordinary Shares]/[the Transferring Shareholder] imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the Investor had been an original party to the Shareholders Agreement since the date thereof.

3.                                      Enforceability. Each existing Shareholder and the Company shall be entitled to enforce the Shareholders Agreement against the Investor, and the Investor shall be entitled to all rights and benefits of the Old Shareholder (other than those that are non-assignable) under the Shareholders Agreement in each case as if the Investor had been an original party to the Shareholders Agreement since the date thereof.

4.                                      Governing Law. THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG SPECIAL ADMINISTRATION REGION.

5.                                      Dispute Resolution. Any dispute, controversy, difference or claim arising out of or relating to this Deed shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules (the “HKIAC Rules”) in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong Special Administration Region. The number of arbitrators shall be three, appointed in accordance with the HKIAC Rules. The language of arbitration shall be English.

IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.

CHENGXIN TECHNOLOGY INC.

SIGNED SEALED AND DELIVERED	)
as a DEED in the name of	)
Chengxin Technology Inc.	)
by its duly authorized representative [•]	)
in the presence of:	)

[NAME OF INVESTOR]

SIGNED SEALED AND DELIVERED	)
as a DEED in the name of	)
[Investor]	)
by its duly authorized representative [•]	)
in the presence of:	)